                                INDEX TO EXHIBITS


DESCRIPTION OF DOCUMENTS
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2.1

EXHIBIT                                                           SEQUENTIALLY
NUMBER                                                            NUMBERED PAGE
-------                                                           -------------
Asset Purchase Agreement                                                      4
    Exhibit A                                                                33
    Exhibit B                                                                40
    Exhibit C                                                                47


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

                                                                    EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated effective as of July 2, 2000, is among EPI TECHNOLOGIES, INC., a Texas corporation ("Seller"), JAMES P. LEAKE, its controlling shareholder ("Shareholder"), and MICRO-ASI, INC., a Texas corporation ("Buyer").

         RECITALS. Seller is primarily engaged in the business of testing semiconductors and microcircuits, which is an integral part of the semiconductor manufacturing process (the "Business"). Seller desires to sell to Buyer, and Buyer desires to buy from Seller, the Business and, in connection therewith, substantially all of Seller's assets, in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                          ARTICLE I: PURCHASE AND SALE

         Section 1.01. Assets. At the Closing (as hereafter defined), except as set forth in Section 1.02, and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign, convey, and deliver to Buyer, and Buyer shall purchase, accept, and acquire from Seller, all of the assets, properties, goodwill, and rights of Seller, of every kind and character, wherever located, whether real or personal, tangible or intangible, owned, licensed, or leased, free and clear of all liens, liabilities, claims, encumbrances, and leases (collectively, the "Assets"), including, but not limited to, the following:

          (a) Cash in the amount of $10,000 to be paid by Seller to Buyer at Closing;

          (b) All of Seller's accounts receivable from customers and others (the "Accounts Receivable"), all of which, as of the close of business on July 2, 2000, are listed on Schedule 1.01(b) hereto;

          (c) All machinery, equipment, computer equipment, furniture, fixtures, vehicles, tools, spare parts, supplies, materials, and other similar fixed assets and tangible personal property owned by Seller and used or useable in the Business, and all rights of Seller under leases of all such property (as applicable, the "Leased Assets"), all of which are listed on Schedule 1.01(c), hereto (the "Personal Property");

          (d) Seller's leasehold interest in and to the real property currently occupied by Seller at 2901 Summit Avenue, Suite 400, Plano, Texas 75074 (the "Leased Real Property") pursuant to that certain lease (the "Real Property Lease") described on Schedule 1.01(d) hereto;

          (e) All right, title, and interest of Seller in the inventory (including, without limitation, raw materials, work in process, customer work in process, samples, finished goods,


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

and products) of Seller wherever located or in transit (the "Inventories"), all of which are listed on Schedule 1.01(e) hereto;

          (f) All right, title and interest of Seller under the following agreements related to the Business: (i) agreements for the sale of goods, materials, supplies, machinery, or capital assets, (ii) agreements to provide services, (iii) agreements with any distributor, dealer, sales agent, or representative, (iv) leases of Leased Assets Buyer has agreed to assume (the "Assumed Leases"), and (v) all other agreements related to the Business (the "Assigned Contracts"), all of which are listed in Schedule 1.01(f) hereto;

          (g) Originals (or, where appropriate, copies) of all operating data, files, and records of Seller relating to the Business, wherever located, including books, records, blueprints, specifications, customer lists, supplier lists, credit information, and correspondence;

          (h) All computer software and related documentation relating to or used in connection with the Business;

                  (i) All right, title, and interest of Seller to (i) all the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, trade names (inclusive of the name "EPI Technologies, Inc."), corporate names, company names, business names, fictitious business names, trade styles, logos, other business identities, trade rights, whether or not registered, domain names, websites, inventions, discoveries, improvements, designs, patterns, processes, formulae, software, trade secrets, proprietary rights and data, ideas, and know-how, whether patentable or not, and the assignable licenses and permits, in each case used in the Business; (ii) all reissues, continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments now or hereafter relating to or payable under any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, or future infringements of any of the foregoing; (v) all rights and benefits relating to any of the foregoing throughout the world; and (vi) all goodwill associated with and/or symbolized by any of the foregoing; in each case, whether now owned or hereafter required by Seller (the "Intellectual Property"), including, without limitation, those listed in Schedule 1.01(i) hereto;

          (j) To the extent assignable, all permits, licenses, approvals, registrations (including, by way of illustration and not limitation, EPA registrations) and authorizations issued to Seller by federal, state, or local governments or governmental authorities related to compliance by the Business with applicable laws and regulations, all of which, are reflected on Schedule 1.01(j) hereto;

          (k) All of the security and other deposits, advance rents, and any other prepaid items and investments made prior to the Closing Date for the benefit or to the account of Seller as tenant pursuant to the Real Property Lease or any personal property leases, all of which are listed on Schedule 1.01(k) hereto;

          (l) All securities or other interests or investments of Seller in any other business or entity other than pursuant to the Security Agreement (as defined below);

          (m) All goodwill associated in any manner with the Business, including but not limited to, all trademarks, service marks, and trade names used in the Business; and

          (n) All other properties, rights, and other assets of Seller.

     Section 1.02. Retained Assets. Seller shall retain the following:

          (a) all cash (including petty cash) in excess of $10,000;

          (b) the Notes (as hereafter defined); and

          (c) the security interests granted pursuant to the Security Agreement.

     SECTION 1.03. NO ASSUMPTION OF LIABILITIES. EXCEPT FOR (a) THE DISCLOSED TRADE PAYABLES SET FORTH ON SCHEDULE 1.03 (THE "TRADE PAYABLES"), (b) ORDINARY EXPENSES INCURRED IN OPERATING THE DAY TO DAY BUSINESS OF SELLER FROM AND AFTER THE CLOSING DATE (AS HEREAFTER DEFINED), INCLUDING BUT NOT LIMITED TO, SALARIES, RENT, INSURANCE, AND PAYROLL TAXES, ALL OF WHICH ARE SET FORTH ON SCHEDULE 1.03 HERETO (WHICH EXPENSES, NET OF COLLECTIONS BY SELLER FROM AND AFTER THE CLOSING DATE AS REFLECTED ON SCHEDULE 1.03 HERETO, SHALL BE REIMBURSED TO SELLER BY BUYER AT CLOSING), AND (c) SELLER'S OBLIGATIONS ATTRIBUTABLE TO PERIODS OR OCCURRENCES FROM AND AFTER (BUT NOT PRIOR TO) THE CLOSING UNDER THE ASSIGNED CONTRACTS, BUYER IS NOT ASSUMING ANY LIABILITIES, OBLIGATIONS, OR DUTIES OF SELLER. THE TERM "TRADE PAYABLES" DOES NOT INCLUDE THE ACCRUED EMPLOYEE VACATION OBLIGATIONS BEING ASSUMED BY BUYER PURSUANT TO SECTION 2.05. THE TRADE PAYABLES WILL NOT EXCEED $42,113 AT CLOSING. BUYER ACKNOWLEDGES THAT SELLER HAS REFLECTED ON ITS FINANCIAL STATEMENTS, LEASE PAYMENT ACCRUALS DUE TO A STRAIGHT-LINE AMORTIZATION OF THE LEASE PAYMENTS OVER THE TERM OF THE REAL PROPERTY LEASE.

     Section 1.04. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardere & Wynne, LLP, at 1601 Elm Street, Suite 3000, Dallas, Texas 75201, on or before July 21, 2000, or at such other time and/or place as shall be mutually agreed to in writing by the parties hereto, but to be effective as of July 2, 2000 (the "Closing Date").

     Section 1.05. Purchase Price.

          (a) The purchase price (the "Purchase Price") for the Assets shall be $4,863,114, payable as follows:

              (i) cash in the amount of $300,000 payable at Closing;

              (ii) delivery of a non-negotiable secured subordinated promissory note (the "First Note") from Buyer to Seller in the original principal amount of $1,613,114, accruing interest at a rate of nine and one-half percent (9.5%) per annum, in the form attached hereto as Exhibit A; and



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

              (iii) delivery of a non-negotiable secured subordinated
                    promissory note (the "Second Note") from Buyer to Seller in the original principal amount of $2,950,000, accruing interest at a rate of six percent (6%) per annum, in the form attached hereto as Exhibit B. The First Note and the Second Note are referred to collectively as the "Notes".

     The Notes will be prepayable without premium or penalty and will accelerate and become due and payable upon receipt of proceeds by Buyer from an initial public offering of the shares of stock of Buyer. The Notes will be secured pursuant to a Security Agreement to be entered into by the parties on or prior to Closing, in substantially the form attached hereto as Exhibit C (the "Security Agreement").

     Seller shall pay and be responsible for any and all transfer, sales, use, or other taxes imposed by reason of the transfer of the Assets contemplated hereby.

          (b) At the Closing, Buyer will assume Seller's obligations for accrued employee vacations in the amount of $36,375 (which amount is already reflected in the Purchase Price) other than the accrued vacation obligations for Lawrence
F. Kern.

     Section 1.06. Allocation of Purchase Price. The Purchase Price will be allocated among the Assets and the non-competition agreements described in
Section 8.05 as provided in Schedule 1.06 hereto, or as Buyer and Seller may otherwise agree in writing. Buyer and Seller covenant and agree that they shall each report the allocation of the Purchase Price in a manner entirely consistent with such allocation in all tax returns and forms (including, without limitation, Form 8594 filed with their respective federal income tax returns for the taxable year in which the Closing Date occurs) and in the course of any tax audit, tax review, or tax litigation relating thereto.

     Section 1.07. Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated hereby, Seller shall deliver to Buyer
(a) a Bill of Sale, in form and substance satisfactory to Buyer, conveying all of the Assets to Buyer, free and clear of all liens, liabilities, claims, encumbrances, and leases, (b) an Assignment Agreement, in form and substance satisfactory to Buyer, conveying to Buyer all of Seller's rights to the Assigned Contracts, (c) a sublease (the "Sublease") in form and substance satisfactory to Buyer and Seller, providing for the sublease of the Leased Real Property to Buyer on the same terms and conditions as the Real Property Lease, (d) the consents of any person or entity necessary, in Buyer's determination, to the transfer of the Assets (including the Assigned Contracts) to Buyer and sublease the Leased Real Property to Buyer, (e) written consents, or minutes of the meeting, of the shareholders and the Board of Directors of Seller, or other evidence of all necessary approvals on the part of Seller, and (e) such other documents as Buyer may reasonably require. At the Closing, and at all times thereafter Seller shall, as requested by Buyer, execute and deliver to Buyer such other documents as shall be reasonably requested by Buyer to vest in Buyer good and indefeasible title to the Assets, free and clear of all liens, liabilities, claims, encumbrances, and leases, to transfer to Buyer Seller's rights to the Assigned Contracts and the Leased Real


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

Property (pursuant to the Sublease), and to comply with the purposes and intent of this Agreement.

                  ARTICLE II: REPRESENTATIONS AND WARRANTIES OF
                             SELLER AND SHAREHOLDER

     Seller and Shareholder, jointly and severally, represent and warrant to Buyer that the following are true and correct as of the date hereof and will be true and correct through the Closing Date, as if made on that date:

     Section 2.01. Organization and Good Standing. Seller is a corporation duly organized, validly existing, and in good standing under Texas law, and is duly authorized, qualified, and licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions in which it owns or leases Assets, has employees, or is otherwise required to be so licensed or qualified. Schedule
2.01 hereto contains a complete list of all jurisdictions in which Seller is qualified and licensed to do business, owns or leases Assets, and/or has employees. Seller has full power and authority to own and use its properties and to transact the business in which it is engaged and has full power and authority to execute, deliver, and perform this Agreement and the other agreements, and to consummate the transactions, contemplated hereby.

     Section 2.02. Capitalization. The classes of authorized capital stock of Seller consist of (a) 50,000,000 shares of common stock, $0.01 par value per share, of which 2,899,908 shares are issued and outstanding; (b) 3,994,108 shares of Series A Preferred Stock, no par value per share, of which 3,332,408 shares are issued and outstanding; and (c) 14,604 Shares of Series B Preferred Stock, no par value per share, all of which are issued and outstanding. No person, corporation, or other entity has the right to acquire any common stock or other interest in Seller.

     Section 2.03. Subsidiaries. Seller does not own, directly or indirectly, any interest in any corporation or other entity.

     Section 2.04. Authorization and Validity. The execution, delivery, and performance of this Agreement and the other agreements contemplated hereby by Seller, and the consummation of the transactions contemplated hereby and thereby, have been approved and duly authorized by the shareholders holding at least two-thirds of the voting stock of Seller and by the Board of Directors of Seller. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Seller and/or Shareholder, as appropriate, and constitute or will constitute as of the Closing legal, valid, and binding obligations of Seller and Shareholder, enforceable against Seller and Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     Section 2.05. Financial Statements. Attached hereto as Schedule 2.05 are true, correct and complete copies of Seller's audited balance sheet and related audited statements of income, retained earnings, and cash flow for the 1995 fiscal year and unaudited financial statements prepared by Seller (which include only the balance sheet and statements of income) for the 1996, 1997, 1998, and 1999 fiscal years, as well as Seller's unaudited balance sheet and related


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unaudited statement of income, retained earnings, and cash flow for the three month period ended April 2, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America as set forth in pronouncements of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, as such principles are currently in effect ("GAAP"), in conformity with past practice consistently applied, present fairly the financial condition and results of operations of Seller at the respective dates and for the respective periods indicated, and do not omit to state or reflect any material fact concerning Seller required to be stated or reflected therein or necessary to make the statements therein not misleading, except that the unaudited Financial Statements do not contain any footnotes or other statements required by GAAP and any interim Financial Statements do not reflect year-end adjustments.

     Section 2.06. No Adverse Changes or Events. Since December 31, 1999 and prior to Closing, the Business has been operated in the ordinary course of business consistent with past practice, and except as set forth on Schedule 2.06 hereto, there has not been:

          (a) any damage, destruction, or loss, whether or not covered by insurance, that has had, or is reasonably likely to have, a material adverse effect on the Business, the Assets, or Seller;

          (b) any increase in the compensation or rate of compensation or commissions or bonuses payable or to become payable by Seller to any officers, employees, or agents of Seller, or any payment or accrual of, or commitment with respect to, any bonus plan or any change in any insurance, pension, or other benefit plan, payment or arrangement made to, for, or with any of such officers, employees, or agents, other than in the ordinary course of business;

          (c) any mortgaging, pledging, or subjecting to any lien, lease, security interest, or other charge or encumbrance of any of the Assets;

          (d) any action taken by Seller which would violate any of the terms of
Section 4.01 hereof had it been in effect during such period;

          (e) any labor dispute, product liability claim, environmental claim, or, to the knowledge of Seller or Shareholder, any proposed law or regulation, or any event or condition that, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Business, the Assets, or Seller; or

          (f) any single event, occurrence, or fact, or any series of events, occurrences, or facts, of any character whatsoever pertaining to the Business, the Assets, or Seller that has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Business, the Assets, or Seller.

     Section 2.07. No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of, the Articles of Incorporation or Bylaws of Seller or any agreement, indenture, or other instrument under which Seller or Shareholder is bound or to which any of the Assets are subject, or result in the creation


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

or imposition of any lien, claim, or encumbrance upon any Asset, or (b) violate or conflict with any applicable law or regulation applicable to Seller or any judgment or order of any court or any public, governmental, or regulatory agency. Seller has complied with all applicable laws, regulations, and licensing requirements and has filed with the proper authorities all necessary statements and reports.

     Section 2.08. Accounts Receivable and Trade Payables. Schedule 1.01(b) sets forth all of the Accounts Receivable from sales made as of July 2, 2000, which
Schedule is complete and accurate. All such Accounts Receivable will be collected in the usual and ordinary course of business within seventy-five (75) days of the respective invoice date. Schedule 1.03 sets forth all of the Trade Payables of Seller as of July 2, 2000. On the Closing Date, the Trade Payables will not exceed $42,113.

     Section 2.09. Inventories. The Inventories are of a quality and quantity usable or saleable in the ordinary course of business and are not, other than ordinary wear and tear in the ordinary course of business, obsolete, defective, or damaged. Except as set forth on Schedule 2.09 hereto, Seller does not hold any materials or supplies on consignment nor does Seller have title to any materials in the possession of others.

     Section 2.10. Assigned Contracts. The Assigned Contracts constitute all of the agreements, contracts, commitments, and documents to which Seller is a party or by which Seller or any Asset is bound. The Assigned Contracts to be assigned to Buyer pursuant to the provisions of this Agreement are all valid and in full force and effect and neither Seller nor, to the knowledge of the Seller or Shareholder, any other party to any such Assigned Contract is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of Seller or, to the knowledge of the Seller or Shareholder, any other party thereto. The Assigned Contracts are and, on the Closing Date will be, valid and in full force and effect and have not been previously, nor will they be, assigned or otherwise transferred by Seller or, to the knowledge of the Seller or Shareholder, by any other party thereto, other than pursuant to this Agreement. Each of the Assigned Contracts will be duly and validly assigned to Buyer on the Closing Date and, upon such assignment, Buyer will acquire all of Seller's right, title, and interest in and to such Assigned Contract and will be substituted for Seller under the terms of such Assigned Contract for periods from and after the Closing Date. Except as set forth on Schedule 2.10, no consent is required for such assignment. Seller has delivered to Buyer true, correct, and complete copies of each Assigned Contract.

     Section 2.11. Owned Property. Seller does not own any real property. Seller has good and marketable title to all personal property included in the Assets (including without limitation all intangible assets and all personal property reflected on the Financial Statements or acquired after the date thereof, except any subsequently sold in the ordinary course of business consistent with prior periods), free and clear of all mortgages, options, liens, charges, security interests, leases, covenants, conditions, agreements, claims, restrictions, and other encumbrances of every kind except as shown in Schedule 2.11. Notwithstanding any other provision in this Agreement, Seller makes no representation or warranty with respect to the ownership of certain shrink-wrap software on the personal computers of employees of Seller.


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

     Section 2.12. Leased Property. Seller is not the lessor of any real or personal property. The only real property leased by Seller is the Leased Real Property. Set forth on Schedule 2.12(a) hereto is a description of each lease under which Seller is the lessee of any personal property (all of such leases being referred to herein as the "Personal Property Leases") and each Assumed Lease is set forth on Schedule 2.12(b) hereto (the Real Property Lease and the Personal Property Leases are sometimes collectively referred to herein as the "Leases"). Seller has delivered to Buyer a true, correct, and complete copy of each of the Leases. The property described in the Leases is presently used by Seller as lessee under the terms of the Leases. All rentals due by Seller under the Leases have been paid and there exist no defaults by Seller under the terms of the Leases and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any event of default by Seller or prevent Buyer from exercising and obtaining the benefits of any rights or options contained therein. Neither the Real Property Lease nor any of the Assumed Leases has been modified or amended either in writing, orally, or by course of practice. To the knowledge of Seller and Shareholder, Seller has all right, title, and interest of the lessee under the terms of the Leases, free of all liens, claims, and encumbrances, except as provided in such Leases, and all the Leases are valid, binding and in full force and effect. Except as expressly set forth on Schedule 2.12(c), to the knowledge of Seller and Shareholder, all of the property, real or personal, covered by the Leases (including, but not limited to, the roof, foundation, HVAC, plumbing, gas and electrical associated with the Leased Real Property) is in good condition and state of repair and, all maintenance of such property required by the Leases has been performed timely and in a good and workmanlike manner. Except as set forth on Schedule 2.12(c), no consent is necessary for the assignment by Seller to Buyer of the Assumed Leases or the sublease of the Leased Real Property pursuant to the Sublease. Except as set forth on Schedule 2.12(c), upon the Closing, Buyer will have all right, title, and interest of the lessee under the terms of the Assumed Leases and the Leased Real Property under the Sublease, free of all liens, claims, or encumbrances.

     Section 2.13. Taxes. Seller has duly and timely filed all income, excise, corporate, franchise, property, sales, payroll, withholding, and other tax returns and reports required to be filed by it as of the date hereof and has paid all taxes (including penalties and interest) which have or may become due for the tax periods covered by such returns and any assessments which have been received by it or otherwise. All such tax returns or reports accurately reflect the tax liabilities of Seller for the periods covered thereby. Seller is not delinquent in the payment of any tax, assessment, or governmental charge, there is no tax deficiency or delinquency asserted against Seller and there is no unpaid assessment, proposal for additional taxes, deficiency, or delinquency in the payment of any of the taxes of Seller that could be asserted by any taxing authority. No Internal Revenue Service or other tax audit of Seller is pending or, to the knowledge of Seller or Shareholder, threatened. To the knowledge of Seller and Shareholder, Seller has not violated any federal, state, local, or foreign tax laws. All monies required to be withheld by Seller from employees or other payees or collected from customers or other payees for income taxes, social security, Medicare, and unemployment insurance taxes and sales, use, and excise taxes, have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose in the manner required by applicable law and are properly reflected in the Financial Statements.



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

     Section 2.14. Trade Rights, Patents, Copyrights, etc.

          (a) Except as set forth on Schedule 2.14, Seller has the right to use the Intellectual Property without infringing or violating the rights of any third parties. Upon consummation of the transactions contemplated by this Agreement, all Intellectual Property will be transferred to Buyer and Buyer will be entitled to the same use as Seller (to the exclusion of Seller) of all Intellectual Property without the necessity of consent of any third party or payment of any fee or charge to any third party and without material modification of any Intellectual Property. No claim or demand has been asserted or overtly threatened by any person to the ownership of or right to use any Intellectual Property or asserting that Seller is infringing or misappropriating any Intellectual Property or challenging or questioning the validity or effectiveness of any such license, right, or agreement, and there is no valid basis for any such claim. Each of the Intellectual Property is valid, binding, and subsisting, has not been canceled, abandoned, or otherwise terminated and, if applicable, has been duly issued or filed. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment, or stipulation by or with any governmental entity or regulatory agency, or has been the subject of litigation within the last five (5) years, whether or not resolved in favor of Seller.

          (b) To the knowledge of Seller and Shareholder, no other person, corporation, or other entity, or any product, activity, or operation of any other person, corporation, or other entity, infringes upon or involves, or has resulted in the infringement of, any Intellectual Property.

          (c) With respect to the Assets and the Intellectual Property, neither Seller nor Shareholder has received any notice that any, and to the knowledge of Seller and Shareholder no, (i) product (or component thereof or process for making or using such product or component) used, sold, or manufactured, (ii) activity, or (iii) operation of Seller infringes upon or involves, or has resulted in the infringement of, any intellectual property of any other person, corporation, or other entity; and no proceedings have been instituted, are pending or, to the knowledge of Seller and Shareholder are, threatened which challenge the rights of Seller with respect thereto, and there is no basis for any such proceedings.

          (d) All the patents underlying the Intellectual Property are valid and enforceable. Seller has disclosed to Buyer all written material known to Seller that relates to the validity of the patents and the allowability of the patent applications underlying the Intellectual Property.

          (e) Seller has taken all commercially reasonable measures necessary to protect the Trade Secrets which have been used in the operation of the Business. None of the Trade Secrets (as hereinafter defined) have been disclosed to any third parties.

     Section 2.15. Absence of Undisclosed Liabilities. As of the date hereof, and as of the Closing Date, except as reflected on Schedule 2.15, Seller does not have and will not have any indebtedness, liability, or loss of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, which is material to the Business, which will have a material adverse effect on the Assets or the Business following the Closing Date, and not (a) reflected on the Financial Statements or (b) otherwise expressly reflected in this Agreement.


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

     Section 2.16. Necessary Property and Transfer of Assets. The Assets (including the Leased Assets) are owned, or at the Closing will be owned, by Seller free and clear of all liens, liabilities, claims, encumbrances, and leases (except for the Assumed Leases). Except as set forth on Schedule 2.16, the Assets constitute all of the property and property rights now used, and traditionally used by Seller, consistent with prior practice, for the conduct of the Business in the manner and to the extent presently conducted by Seller. Except as expressly set forth on Schedule 2.16, no consent is necessary to, and there exists no restriction on, the transfer of any of the Assets or the assignment of the Assigned Contracts to Buyer. There exists no condition, restriction, or reservation affecting the title to or utility of the Assets, including the Assigned Contracts and the Leased Real Property, which would prevent Buyer from occupying or utilizing the Assets or enforcing the rights under the Assigned Contracts or the Sublease, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good, valid, and marketable title to the Assets and the rights under the Assigned Contracts shall be vested in Buyer free and clear of all taxes, liens, charges, claims, and encumbrances.

     Section 2.17. Use and Condition of Property. Except as expressly set forth on Schedule 2.17, all of the Assets are in good operating condition and repair as required for their use in the Business as presently conducted. All the Assets have been used, maintained, and serviced by Seller in accordance with commercially reasonable business practices, and no notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by Seller or Shareholder. To the knowledge of Seller and Shareholder, all improvements located on and the use presently being made by Seller of the Leased Real Property comply with all applicable zoning and building code ordinances and all applicable fire, environmental, occupational safety, and health standards and similar laws or regulations. There is no proposed, pending, or, to the knowledge of Seller and Shareholder, threatened change in any such code, ordinance, or standard which would, or could reasonably be expected to, adversely affect the Business or the use of the Assets. Seller is in compliance with the Americans with Disabilities Act ("ADA") and Seller has not received notice from any individual, entity or federal, state, or local governmental agency or official notifying Seller that Seller or any property or asset of Seller is in violation of, or in noncompliance with, the ADA.

     Section 2.18. Consents. Except as set forth on Schedule 2.18 hereto, no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required (a) to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Seller and/or Shareholder or (b) in connection with the transfer of any Asset from Seller to Buyer.

     Section 2.19. Licenses, Registrations and Permits. Set forth on Schedule
2.19 hereto is a description of each license, registration, or permit now used, and traditionally used consistent with prior practice, for the conduct of the Business together with the name of the government agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect. Except as noted on Schedule 2.19 and state sales tax permits, such licenses, registrations, and permits are freely transferable without consent of any third party (including any governmental agency or entity) by Seller and upon Closing Buyer will have all right, title, and interest of the holder thereof.

     Section 2.20. Finder's Fee. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby for which Buyer may be liable or for which a claim could be asserted against the Assets.

     Section 2.21. Claims and Proceedings. There are no claims, actions, suits, proceedings, or investigations currently pending, initiated within the last five
(5) years, or, to the knowledge of Seller and Shareholder, threatened against or affecting Seller, Shareholder, the Business, or any Asset, nor to the knowledge of Seller and Shareholder, is there any basis for any claim, action, suit, proceeding, or investigation resulting from actions related to, or performance under, the Assigned Contracts, the Assumed Leases, or the conduct of the Business.

     Section 2.22. Environmental Matters.

          (a) Seller is, and has been at all times, in compliance with all applicable environmental laws ("Environmental Laws").

          (b) Seller has all permits, licenses, approvals, and/or registrations required to be issued to Seller under Environmental Laws on account of any or all of Seller's activities and is in full compliance with the terms and conditions of each permit, license, approval, and registration.

          (c) Seller has not received any notice or other communication concerning any alleged violation of any Environmental Law, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication concerning alleged liability for any response costs or remedial action in connection with the Leased Real Property or any other property occupied by Seller, or any activities of Seller, or for which Seller is alleged to be liable under any Environmental Law, and there exists no writ, injunction, decree, order, judgment, or lien outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons, or investigation, pending or, to the knowledge of Seller and Shareholder, threatened, relating to the occupancy, use, maintenance, or operation of the Leased Real Property or other property occupied by Seller, or conduct of the Business or other operations by Seller, or any alleged violation of Environmental Law by Seller or the presence of hazardous materials on the Leased Real Property or other property occupied by Seller or any offsite location for which Seller is alleged to be liable.

          (d) Except as disclosed in Schedule 2.22(d), neither Seller nor Shareholder know of, or have any reason to believe there has been, any violation of any Environmental Law by Seller or the presence of any hazardous materials on the Leased Real Property or other property occupied by Seller or any offsite location for which Seller is alleged to be liable.

          (e) Seller has never been refused insurance coverage, nor has insurance coverage ever been cancelled, as a result of the presence of hazardous materials on the Leased Real Property or other property occupied by Seller, or violations of Environmental Laws, or due to other concerns relating to matters affecting human health or the environment.

     Section 2.23. Corporate Name. There are no actions, suits or proceedings pending or, to the knowledge of Seller and Shareholder, threatened against or affecting Seller which may result in any impairment of the right of Buyer to use the name "EPI Technologies" following the Closing. To the knowledge of Seller and Shareholder, the use of the name "EPI Technologies" by Buyer will not infringe on the rights of any third party. Seller shall change its name promptly following the Closing so as to delete the name "EPI Technologies".

     Section 2.24. Alien Employment Eligibility. With respect to each person employed by Seller, (a) Seller hired such person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder (the "IRCA") and (b) Seller has complied with all record keeping and other regulatory requirements under the IRCA.

     Section 2.25. List of Officers and Employees; Compensation. Schedule 2.25 hereto sets forth (a) the annual salary and all other compensation paid or payable by Seller to Shareholder for the fiscal year of Seller ended December 31, 1999 and for the interim period ended as of the date of this Agreement, and
(b) a complete and accurate list of all employees of the Business as of the date of this Agreement, together with their positions and their annual salaries and other compensation, including accruals for vacations through the July 2, 2000.
Schedule 2.25 specifies which employees of Seller are employed pursuant to written employment or consulting agreements. Accurate copies of all such employment and consulting agreements have been or will be promptly delivered to Buyer. Except as set forth on Schedule 2.25, there are no covenants, agreements or restrictions to which Seller is a party, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting Seller or any employee of Seller from engaging in any type of business activity within the United States.

     Section 2.26. Employee Benefit Matters.

          (a) Schedule 2.26(a) hereto sets forth a true, complete and correct list of all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement severance, group insurance and other employee benefit plans, arrangements, agreements and practices which relate to employee benefits under which Seller, or any other corporation or trade or business under common control with Seller or treated as a single employer with Seller (an "ERISA Affiliate") as determined under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), has any current or future obligation or liability or under which any present or former employee of Seller or an ERISA Affiliate, or such present or former employee's dependent or beneficiaries, has any current or future right to benefits (collectively, "Employee Plans").

          (b) Neither Seller nor an ERISA Affiliate is, or could be, liable for an excise tax under Section 4980B of the Code in connection with an Employee Plan which would reasonably be expected to become payable by Buyer.

          (c) Except as set forth on Schedule 2.26(c) hereto, neither Seller nor an ERISA Affiliate has within the past six years had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, or a "multi-employer plan" as defined in Section 3(37) of ERISA or
Section 414(f) of the Code or a "multiple employer plan" within the meaning of
Section 210(a) of ERISA or Section 413(c) of the Code. None of the

Employee Plans are funded through a "welfare benefit fund" as defined in Section 419(e) of the Code. Except as set forth on Schedule 2.26(c), no other trade or business is, or, at any time within the past six years has been, treated, together with an ERISA Affiliate, as a single employer under Section 414 of the Code or Section 4001 of ERISA.

          (d) No Employee Plan is intended to be qualified under Section 401(a) of the Code.

          (e) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA), with respect to the Employee Plans that could result in Seller or an ERISA Affiliate becoming liable directly or indirectly (by indemnification or otherwise) for any excise tax, penalty or other liability under ERISA or the Code which would reasonably be expected to result in a liability to Buyer.

          (f) To the knowledge of Seller and Shareholder, except as set forth on
Schedule 2.26(f) hereto, there are no actions, claims, or other proceedings pending or threatened, asserted, or instituted with respect to or arising in connection with any Employee Plan (other than routine claims for benefits), and there are no investigations or audits of any Employee Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of Seller or any ERISA Affiliate that has not been fully discharged.

          (g) No lien, claim, or encumbrance has been filed by any person or entity and no lien, claim, or encumbrance exists by operation of law or otherwise on the Assets relating to, or as a result of, the operation or maintenance of any Employee Plan, and there are no facts or circumstances that would reasonably be expected to result in the imposition of a lien, claim, or encumbrance.

          (h) Buyer will incur no liability, cost or expense arising from, or with respect to, any Employee Plan or any other similar plan or arrangement maintained, or contributed to, by Seller or any ERISA Affiliate.

          (i) If Seller maintains an Employee Plan that is a "group health plan" as described in Section 5000(b)(1) of the Code, Seller will offer "continuation coverage," as described in Section 4980B of the Code and Sections 601 through 608 of ERISA, and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA ("COBRA Coverage"), to each employee of Seller who ceases to be employed by Seller as a result of the transactions contemplated by this Agreement (and such employee's dependents, if applicable). Buyer will have no obligation to provide COBRA Coverage to any employee or former employee of Seller, or to any dependent of any such employee or former employee, as a result of the transactions contemplated by this Agreement, except to the extent required by applicable law. Schedule 2.26(i) hereto identifies all individuals receiving COBRA Coverage under any Employee Plan as of the Closing Date.

     Section 2.27. Labor Relations. Seller has not experienced and is not currently experiencing, nor does Seller or Shareholder know of any fact or facts giving Seller or

Shareholder reason to expect, nor, to the knowledge of Seller and Shareholder, is there any basis for, any labor disputes or strikes, work stoppages, slow-downs, or other material interference with or impairment of Seller or the Business by labor, nor has Seller committed any unfair labor practice. Seller is not a party to any collective bargaining agreements with any union and is not currently experiencing, nor does Seller or Shareholder know of, any current or contemplated union organization efforts or negotiations, or requests for negotiations, for any representations or any labor contract relating to any employee of Seller.

     Section 2.28. Arms-Length Transactions. Except as set forth on Schedule
2.28 hereto, all of the material transactions with any person, corporation, or other entity by Seller have been conducted on an arms-length basis. Except as set forth on Schedule 2.28, (a) none of the officers, directors, or, to the knowledge of Seller and Shareholder, shareholders of Seller or Seller's or Shareholder's respective affiliates or relatives has any direct or indirect interest, profit participation, or ownership (other than through non-controlling investments in securities of publicly-held corporations) in businesses which are competitors of Seller, (b) Seller does not have any outstanding loans or other advances to any shareholder, officer, director, or employee of Seller or Seller's or Shareholder's respective affiliates or relatives, and (c) none of the officers, directors, or, to the knowledge of Seller and Shareholder, shareholders of Seller or Seller's or Shareholder's respective affiliates or relatives is an affiliate of any person, corporation, or other entity that has a material business relationship with Seller.

     Section 2.29. Customers and Suppliers. Schedule 2.29(a) hereto lists, with respect to the fiscal years ended December 31, 1998 and 1999 and with respect to the current fiscal year through May 31, 2000, the twenty (20) largest customers (by dollar volume) of Seller during such period (showing the dollar volume for each). Schedule 2.29(b) hereto lists, with respect to the fiscal years ended December 31, 1998 and 1999 and with respect to the current fiscal year through May 31, 2000, the twenty (20) largest suppliers (by dollar volume) of Seller during each such period (showing the dollar volume for each). No material adverse change has occurred in the business relationship of Seller with its customers and suppliers reflected on Schedules 2.29(a) or 2.29(b). Neither Seller nor Shareholder has any knowledge that any customer or supplier listed on such Schedules or otherwise material to the Business intends to cease or substantially reduce purchasing or supplying goods or services from or to Seller, or is currently involved in any bankruptcy, liquidation, or similar proceeding or has any right to assert any claim against Seller.

     Section 2.30. Insurance. Schedule 2.30 hereto sets forth a complete and accurate list of all policies of insurance and bonds of any type carried by Seller with respect to its operations. Such insurance policies and bonds are with reputable insurers and provide coverage of a character and in such amounts, and against such losses and risks, as are generally and usually maintained by comparable businesses similarly situated that exercise prudent business practices in respect of their properties, assets, and business. Seller is not in default with respect to any provision contained in such insurance policies and bonds nor has it failed to give any notice or present any material claim thereunder in a timely fashion. Such insurance policies and bonds are in full force and effect, and there exist no premiums that are due and unpaid.

     Section 2.31. Other Information. All information relating to Seller has been disclosed to Buyer which would be material to a reasonably prudent prospective third party purchaser of

Seller, the Assets, or the Business and accurately and completely represents such information in all material respects. In furtherance of the foregoing, and not in limitation thereof, all information furnished by Seller to Buyer or its representatives in connection with the transactions contemplated by this Agreement and specifically referred to in this Agreement (including, without limitation, information contained in the Schedules and Exhibits hereto, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by Seller or Shareholder at or before Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading when taken as a whole with the other disclosures made hereunder.

     Section 2.32. Knowledge. As used in this Agreement, the terms "to the Seller's knowledge," "to the knowledge of Seller," and other similar terms shall mean the knowledge of James P. Leake, John Pierce, and/or Lawrence Kern after making due inquiry of employees and/or agents of Seller and anything which, in the exercise of reasonable business judgment, Messrs. Leake, Pierce, and/or Kern should have known.

              ARTICLE III: REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     Section 3.01. Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under Texas law, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     Section 3.02. Authorization and Validity. The execution, delivery, and performance of this Agreement and the other agreements contemplated hereby by Buyer, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Buyer. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Buyer and constitute or will constitute as of the Closing legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     Section 3.03. No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of, the Articles of Incorporation or Bylaws of Buyer or any agreement, indenture, or other instrument under which Buyer is bound or (b) violate or conflict with any law or regulation or any judgment or order of any court or any public, governmental, or regulatory agency.

     Section 3.04. Finder's Fee. Buyer has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     Section 3.05. Access to Information. Buyer has received and examined all the information and materials it considers necessary or appropriate to decide whether to purchase the Assets and has had an opportunity to ask questions of, and receive answers from, Seller regarding the Assets and the Business.

                ARTICLE IV: SELLER'S AND SHAREHOLDER'S COVENANTS

     Seller and Shareholder, jointly and severally, covenant and agree with Buyer that, from and after the date of this Agreement and until the Closing Date, Seller will conduct the Business in the ordinary course consistent with prior practice and subject to the following provisions and limitations:

     Section 4.01. Operation of the Business. Without the prior written consent of Buyer, Seller will not:

          (a) Grant any increase in the rate of pay or salary of any of its employees or agents or in any other way increase in any amount the benefits or compensation of any such employee or agent, including Shareholder.

          (b) Enter into any new employment contract or collective bargaining agreement or extend or negotiate any existing employment contract or collective bargaining agreement.

          (c) Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices.

          (d) Sell or dispose of or encumber any material amount of Assets, other than the sale of inventory in the ordinary course of business consistent with prior periods or pursuant to this Agreement.

          (e) Make, or enter into any contract for, any material capital expenditure or, except as required by this Agreement, enter into, modify, amend, or cancel any material lease of capital equipment or real property.

          (f) Enter into any contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, and whether in the ordinary course of business or otherwise, involving more than $5,000 or enter into any series of such contracts with one party or affiliated group of parties involving more than $10,000 in the aggregate.

          (g) Create, assume, incur, or guarantee any indebtedness other than trade indebtedness in the usual and ordinary course of business consistent with prior periods and with a maturity date of less than one year.

          (h) Pay any distribution in respect of its capital stock or directly or indirectly redeem, purchase, or otherwise acquire any of its capital stock.

          (i) Make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure.

          (j) Make any amendments to or changes in its Articles of Incorporation or Bylaws.

          (k) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment, or obligation to which Seller is a party or cause any representation or warranty made by Seller and Shareholder herein to be untrue or incorrect as of the Closing.

          (l) Take any action or incur any liability or obligation which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.

     Section 4.02. Preservation of Business. Seller shall use its commercially reasonable efforts to (a) carry on the Business diligently and substantially in the same manner as heretofore conducted, (b) keep its business organization intact, including preserving its present relationships with suppliers and customers and others having business relations with it, and (c) perform all obligations required to be performed by it prior to the Closing Date under any contract or lease. On the Closing Date, Seller will have in inventory quantities of supplies and materials consistent with past practice and Trade Payables will not exceed $42,113.

     Section 4.03. Insurance and Maintenance of Property. Seller will use its commercially reasonable efforts to cause the Assets and its operations to be insured consistent with past practice and will maintain the Assets and the Leased Real Property in good condition and repair.

     Section 4.04. Full Access. Buyer and its representatives (including, without limitation, its officers, employees, legal counsel, environmental consultants, financial advisors, and accountants) shall have full access at all reasonable times determined by Seller to all premises, properties, books, records, contracts, tax records, and documents of Seller relating to the Business (collectively, "Properties"). Seller and Shareholder will furnish to Buyer any information in respect of the Business and the Properties as Buyer and its representatives may from time to time reasonably request, and Seller will permit Buyer and its representatives to make a full general, as well as a legal and accounting, review and investigation of the Business, its affairs and Properties including, but not limited to, communication with key employees, customers, and suppliers of Seller on a basis reasonably satisfactory to Buyer.

     Section 4.05. Books, Records and Financial Statements. Seller shall maintain its books and financial records consistent with the past practices of Seller. Said books and financial records shall fairly and accurately reflect the operations of the Business.

     Section 4.06. Employees. Seller and Shareholder shall use their commercially reasonable efforts to retain the present employees of Seller so that they will be available to

Buyer after the Closing, and will cooperate with all reasonable requests made by Buyer for the purpose of allowing Buyer to hire those employees of Seller designated by Buyer, such employment to be effective as of the Closing Date.

     Section 4.07. Consents of Third Parties. Seller will use its commercially reasonable efforts to obtain all consents of third parties required for the assignment and transfer to Buyer of the Assigned Contracts and the other Assets, the sublease to Buyer of the Leased Real Property pursuant to the Sublease, and the consummation of the transactions contemplated hereby.

     Section 4.08. Payment of Taxes. Seller will pay all state sales and use (including those incurred as a result of this transaction) payroll, state, and federal unemployment and state and federal social security and income taxes arising from or related to (a) the conduct of the Business or other operations of Seller and attributable to periods or the conduct of business prior to the Closing Date and (b) the purchase and sale of the Assets in accordance with this Agreement.

     Section 4.09. No Negotiation. Seller and Shareholder will not solicit or respond favorably to any solicitation from, or otherwise enter into or continue negotiations or discussions or reach any agreement with, any person or entity regarding the merger or consolidation of Seller or the sale of any of the assets of Seller (other than in the ordinary course of business of Seller) or the sale of any capital stock of Seller or any similar transaction.

     Section 4.10. Notice of Any Material Change. Seller and Shareholder shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, notify Buyer of the occurrence of any event or the existence of any state of facts that would make untrue in any material respect any of the representations and warranties of Seller and Shareholder in this Agreement.

     Section 4.11. Update of Schedules. At Closing, Seller shall deliver to Buyer revised and amended Schedules to bring down to Closing all information required to be stated thereon.

     Section 4.12. Release of Certain Liens. Seller shall obtain the release of any and all liens and security interests held by any party on any of the Assets.

     Section 4.13. Termination of Leases. On or before the Closing, Seller will cause all of the Leases (other than the Real Property Lease and the Assumed Leases) to be terminated and Seller will acquire title to the property covered thereby so that Seller will convey all of the Leased Assets to Buyer free and clear of such Leases.

     Section 4.14. Name Change. Seller and Shareholder (a) acknowledge that Buyer, at the Closing, will acquire all right, title, and interest of Seller in and to the name "EPI Technologies, Inc." and any variation thereof and (b) covenant and agree to change, at the request of Buyer, by appropriate corporate proceedings or otherwise, the name of Seller to a name other than "EPI Technologies, Inc." or similar name.

     Section 4.15. Employee Plans.

          (a) Buyer shall not assume or continue any Employee Plan or any responsibility or liability whatsoever with respect to any Employee Plan. Seller and Buyer agree that Buyer is not intended to be and is not a successor employer to Seller for any purpose, including with respect to COBRA Coverage, and that no benefit plan sponsored or maintained by Buyer is intended to be and no such plan shall be a successor plan to any Employee Plan.

          (b) Seller agrees that it will comply with COBRA Coverage after the Closing with respect to all qualified beneficiaries who had a qualifying event as of or prior to the Closing, including any former employees of Seller who are hired by Buyer, but who are entitled to elect COBRA Coverage under an Employee Plan due to a significant gap in coverage, a preexisting condition, or as otherwise may be required by applicable law. Except as described in the preceding sentence and as set forth on Schedule 4.15 hereto, prior to the Closing Date, all of the Employee Plans shall be terminated by Seller and Seller shall take all actions necessary and appropriate to wind-up the affairs of each Employee Plan, including making any and all filings with regulatory authorities reasonably necessary or appropriate, payment of all contributions required to be made with respect to such Employee Plans through the Closing Date, and termination of insurance policies or other funding vehicles for all Employee Plans.

                  ARTICLE V: CONDITIONS TO OBLIGATIONS OF BUYER

     The obligation of Buyer to consummate the purchase of the Assets and the other transactions contemplated hereby is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

     Section 5.01. No Material Adverse Change. Since the close of business on April 2, 2000, no material adverse change in the business, operations, prospects, earnings, assets, or condition (financial or otherwise) of the Business and no event which could materially and adversely affect the business, operations, prospects, earnings, assets, or condition (financial or otherwise) of the Business shall have occurred.

     Section 5.02. Representations and Warranties. The representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and Seller and Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by them at or prior to the Closing.

     Section 5.03. Certificate. Seller and Shareholder shall have delivered to Buyer a signed certificate dated the Closing Date, to the effect that the conditions specified in Sections 5.01, 5.02, and 5.04 which have not been otherwise waived, have been satisfied.

     Section 5.04. Consents and Waivers. At the Closing, except as set forth in the Schedules, all consents, authorizations, orders, or approvals of (a) the shareholders of Seller,

(b) the Board of Directors of Seller, (c) governmental agencies, and (d) third parties necessary for the transfer or assignment of the Business or any of the Assets (inclusive of the Assigned Contracts) shall have been obtained.

     Section 5.05. Litigation. At the Closing, there shall be no effective order of any nature issued by a court or governmental agency restraining or prohibiting the consummation of any of the transactions provided for herein or limiting in any manner Buyer's right to control the Business.

     Section 5.06. Due Diligence. Buyer and its representatives shall have conducted such due diligence with respect to Seller, and the Business and related matters as Buyer and its representatives deem necessary or desirable in connection with the transactions contemplated by this Agreement and Buyer, in its sole discretion and judgment, shall have determined that such diligence and the results thereof are satisfactory to Buyer.

     Section 5.07. Board Approval. The Board of Directors of Buyer shall have approved the transactions contemplated by this Agreement.

     Section 5.08. Compliance. Seller and the Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by them on or before the Closing Date.

     Section 5.09. Release of Liens on Assets. Seller shall have obtained the release of any and all liens and security interests held by any party on any of the Assets.

     Section 5.10. Employment Agreements. Concurrent with the Closing, John Pierce shall have entered into an employment agreement with Buyer, which includes non-compete provisions, and Lawrence Kern shall have entered into ninety (90) day consulting agreement with Buyer, each on terms and conditions acceptable to Buyer. Such employment agreement, including the non-competition provisions contained therein, is a material inducement to Buyer to enter into this Agreement and to close the transactions contemplated hereby.

     Section 5.11. Updated Schedules. There shall have been no material change to the Schedules when updated pursuant to Section 4.11.

     Section 5.12. Opinion. Counsel to Seller shall have delivered to Buyer its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer.

     Section 5.13. Sublease. Buyer and Seller shall have entered into the Sublease, subject to the consent of the lessor, and Seller and the landlord of the Leased Real Property shall have executed an amendment to the Real Property Lease, in a form and substance acceptable to Buyer, amending the Real Property Lease to require the waiver and/or subordination of the landlord's lien, among other things.

                 ARTICLE VI: CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Seller to the extent permitted by applicable law:

     Section 6.01. Representations. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date.

         Section 6.02. Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date, and signed on behalf of it by the President of Buyer to the effect that the conditions specified in Section 6.01 have been satisfied.

     Section 6.03. Litigation. At the Closing, there shall be no effective order of any nature issued by a court or governmental agency restraining or prohibiting the consummation of the transactions provided for herein.

     Section 6.04. Board Approval. The Board of Directors of Buyer shall have approved the transactions contemplated by this Agreement.

     Section 6.05. Buyer shall have executed and delivered to Seller the Notes and the Security Agreement.

     Section 6.06. Buyer shall have entered into the agreements referred to in
Section 5.10.

     Section 6.07. Sublease. Buyer and Seller shall have entered into the Sublease.

                          ARTICLE VII: INDEMNIFICATION

     Section 7.01. Seller and Shareholder, jointly and severally, agree to indemnify, defend and hold Buyer and its officers, directors, employees, attorneys, and affiliates (defined as any person or entity controlling, controlled by, or under common control with, Buyer) harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees, and expenses (collectively, "Damages"), actually incurred against the Assets or by Buyer, its officers, directors, employees, attorneys, or affiliates, by reason of, resulting from, relating to, or based upon:

          (a) The inaccuracy of any representation or warranty of Seller or Shareholder in this Agreement, including but not limited to the Exhibits and Schedules to this Agreement, or in any certificate, document, or other instrument (collectively, the "Related Agreements") delivered at Closing in connection with this Agreement or in connection with the transfer or other transactions contemplated by this Agreement;

          (b) The breach by Seller and/or Shareholder of, or the failure by Seller and/or Shareholder to perform, any of its or their covenants, commitments, agreements, or obligations under or contained in this Agreement or any ancillary documents hereto;

          (c) Any claimed violation of any federal, state, or local statute, rule, or regulation as a result of any action or omission to act of Seller, and/or any director, officer, employee, consultant, independent contractor, representative, or agent of Seller, prior to Closing;

          (d) Any sales, use, or similar taxes in connection with the purchase and sale transaction contemplated by this Agreement and any federal, state, or local income, or other tax payable by Seller, including, but not limited to, all such taxes resulting from the purchase and sale transaction contemplated by this Agreement or the operations of Seller prior to the Closing Date;

          (e) Any claim by reason of, resulting from, relating to, or based upon occurrences of any nature with respect to the Business or other operations of Seller, or the conduct thereof, prior to the Closing (except for the Trade Payables), whether any such claims are asserted prior to or after the Closing;

          (f) Any claim by reason of, resulting from, relating to, or based upon occurrences of any nature with respect to Seller from and after the Closing;

          (g) Seller's failure to properly perform its testing services;

          (h) Any proved claim by reason of, resulting from, relating to, or based upon the storage, use, or maintenance of the equipment, parts, or products of any customer on the premises of EPI related to any purchase order or other agreement entered into prior to the Closing Date; and

          (i) The establishment, administration, maintenance, operation, or implementation of any Employee Plan prior to July 24, 2000.

     Section 7.02. Limitations on Amount of Liability.

          (a) Neither Seller nor Shareholder will have any liability (whether liquidated, contingent, or otherwise) to the Buyer, under, or in connection with, this Agreement or any of the Related Agreements pursuant to indemnity claims made pursuant to Section 7.01(a), (c) and (e) until the total of all Damages with respect to such claims exceeds Fifty Thousand ($50,000.00) (the "Indemnification Threshold"), however, at such time as the total of all Damages exceeds the Indemnification Threshold, Seller and Shareholder will be liable, jointly and severally, on a dollar-for-dollar basis, for the full amount of all Damages.

          (b) The maximum amount of Damages that Seller and/or Shareholder shall, in the aggregate, be required to pay to Buyer pursuant to Section 7.01(a), (c), and (e) shall be the Purchase Price.

     Section 7.03. Survival of Representations; Warranties. No disclosure by Seller or Shareholder, nor any investigation by or on behalf of Buyer with respect to Seller, the Assets, or Shareholder shall be deemed to affect Buyer's reliance on the representations, warranties, covenants, or agreements contained herein or to waive Buyer's rights to indemnity as provided herein for the breach or inaccuracy or failure to perform or comply with any representation, warranty, covenant, or agreement of Seller or Shareholder; provided, however, that if, prior to the Closing Date, in the course of any investigation by or on behalf of Buyer, of Seller, the Assets, or Shareholder, or with respect to any information which Buyer may have or obtain with respect thereto, the results of such investigation or such information could reasonably give Buyer an action for breach of a representation made by Seller hereunder, Buyer shall promptly disclose such results of its investigation or such information to Seller. If, prior to the Closing Date, Buyer does not disclose such results of its investigation or such information to Seller, Buyer may not make a claim for breach of a representation to the extent that facts revealed by such investigation are inconsistent with such representation or make a claim that Seller has failed to perform or comply with any representation, warranty, covenant or agreement of Seller or Shareholder and Buyer will not be entitled to indemnity as provided herein for any breach alleged by Buyer that is based on such results of its investigation or such information. The indemnity obligations of Seller and Shareholder under this Article VII (and the representations, warranties, covenants, and agreements of Seller and Shareholder) shall survive the Closing for a period of twenty-four (24) months.

     Section 7.04. Offset. Notwithstanding anything to the contrary contained herein, Seller and Shareholder agree that Buyer shall be entitled, at Buyer's option, to credit and offset against any payments due by Buyer under the Notes an aggregate amount equal to all amounts due Buyer by Seller, Shareholder, or their heirs, personal representatives, distributees, successors, assigns, or other affiliates either resulting from a breach hereof or under this Article
VII. Such offset shall (a) first be against the next succeeding payment of accrued but unpaid interest due under the Notes (as may be allocated by Buyer in its sole discretion), if any; (b) next, against the next succeeding payment of principal due under the Notes (as may be allocated by Buyer in its sole discretion); and (c) lastly, shall be payable by Seller and Shareholder pursuant to Section 7.01 only after said offset is made against (a) and (b) above. Buyer shall notify Shareholder and Seller of its intent to exercise its right to offset and its basis for claiming such right. Shareholder and Seller shall have thirty (30) days from the date of such notice to cure, to Buyer's full reasonable satisfaction, any breach of Section 7.01 alleged by Buyer in such notice prior to Buyer's exercise of its rights to offset as set forth in this
Section 7.04. If any payment due under any Note becomes due prior to the end of such thirty (30) day period, then Buyer may postpone the payment of such Note, without penalty and without such Note being in default or any time frame running which with the giving of notice or the passage of time, or both, would result in a default under such Note, until the earlier to occur of (y) the cure of such breach to the full reasonable satisfaction of Buyer or (z) the end of such thirty (30) day period, at which point Buyer may exercise its right of offset.

     Section 7.05. Payment of Uncollected Accounts Receivable. Seller and Shareholder have represented and warranted that each of the Accounts Receivable will be collected in full by Buyer within seventy-five (75) days of the invoice date of such receivable. If any such Account Receivable is not collected within such seventy-five (75) day period, Shareholder and Seller, jointly and severally, shall pay to Buyer the amount of such Account Receivable within seven
(7) days of receipt of notice from Buyer that such Account Receivable was not timely collected and the reason(s) for such failure to collect. Buyer shall refund to Shareholder or Seller, as applicable, any funds (less any collection costs reasonably incurred by Buyer in collecting such receivable) pertaining to such Account Receivable that are subsequently collected. The parties hereto agree that any funds received from any customer of Buyer after the Closing Date shall be applied according to the purchase order number. If the customer fails to designate a purchase order number to which a payment should be applied, such payment shall be applied first to amounts owed by such customer relating to sales made by Buyer after the Closing Date, if any, and then to any Account Receivable of such customer. Buyer shall use commercially reasonable efforts to collect the Accounts Receivable, but shall not be obligated to incur any costs or institute litigation with respect to any Account Receivable. Notwithstanding any other provision in this Agreement to the contrary, the payment obligations of Seller and/or Shareholder under this Section 7.05 shall not be subject to, or limited by, the Indemnification Threshold or the cap on the Damages set forth in
Section 7.02.

     Section 7.06. Consent to Sublease. Buyer, Seller, and Shareholder agree to use their best efforts to obtain the consent to the Sublease from the lessor of the Leased Real Property. Notwithstanding any other provision contained in this Agreement, Buyer, Seller, and Shareholder acknowledge that consent to the Sublease from lessor has not been obtained and if consent is not obtained, the Sublease will not be effective and neither party will have any liability to the other with respect to the Sublease or the failure to obtain such consent.

                           ARTICLE VIII: MISCELLANEOUS

     Section 8.01. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date, in which event all further obligations of all parties shall terminate and this Agreement shall have no further force or effect:

          (a) By the mutual consent of Buyer and Seller;

          (b) By Buyer, if (i) there has been a material misrepresentation by Seller and/or Shareholder set forth herein, (ii) there has been any material failure or refusal on the part of Seller and/or Shareholder to comply with its obligations hereunder, (iii) Buyer is for any reason dissatisfied with the results of its investigation of the business and affairs of Seller pursuant to
Section 5.06 hereof, or (iv) any of the other conditions to its obligations to close set forth in Article V shall not have been satisfied;

          (c) By Seller, if (i) there has been a material misrepresentation by Buyer set forth herein, (ii) there has been any material failure or refusal on the part of Buyer to comply with its obligations hereunder, or (iii) any of the other conditions to its obligations to close set forth in Article VI shall not have been satisfied; or

          (d) By Buyer, on the one hand, or Seller, on the other hand, upon two
(2) days' written notice at any time after July 31, 2000 if the Closing has not previously taken place. This Section 8.01(d) shall not apply in the event of the failure of the transactions contemplated by this Agreement to be consummated as a result of a breach by Seller, Shareholder, or Buyer of this Agreement or a representation, warranty, or covenant contained in this Agreement, subject to
Section 7.03; in such event, the provisions of Section 8.03 hereof shall apply.

     Section 8.02. Risk of Loss. If prior to the Closing Date, the Leased Real Property and/or any Assets to be purchased by Buyer hereunder are destroyed or damaged by fire or other casualty or is condemned or taken by any governmental authority or otherwise acquired pursuant to eminent domain authority, Seller (a) shall notify Buyer as soon as practicable in writing of the occurrence of such event and (b) shall, if Buyer agrees not to terminate this Agreement as a result of such casualty or condemnation, cause any available insurance proceeds or condemnation awards to be used to repair or restore such property to its condition prior to damage or destruction, unless directed otherwise in writing by Buyer. Except as provided in (b) above, nothing contained in this Section
8.02 shall be construed to limit or otherwise restrain Buyer's option not to close if any condition contained in Article V is not satisfied.

     Section 8.03. Default; Remedies. This Section shall apply in the event that a party refuses to consummate the transactions contemplated by this Agreement or if any default under, or breach of any representation or covenant of, this Agreement on the part of a party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby. In such event, the non-Defaulting Party may either (a) seek and obtain specific performance against the Defaulting Party from a court of competent jurisdiction, provided that it file such a request with such court within one hundred eighty
(180) days after it becomes aware of such failure, refusal, default, or breach, or (b) seek and obtain money damages from the Defaulting Party plus, in either case, its court costs and reasonable attorneys' fees in connection with the pursuit of its remedies hereunder.

     Section 8.04. Notices. Any notice or communication pursuant hereto must be in writing and delivered personally or sent by certified mail, postage prepaid and with return receipt requested, Federal Express (or other overnight delivery service), or via facsimile, to the address specified on the signature page of this Agreement. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the second business day after mailing; notices sent by overnight delivery shall be deemed received on the next business day; and notices sent by facsimile shall be deemed received upon receipt of a confirmation of transmittal. Any party may change its address for notice by written notice given to the other parties.

     Section 8.05. Confidentiality and Noncompetition Provisions.

          (a) Nondisclosure. Seller and Shareholder have had access to and become familiar with various trade secrets consisting of, but not limited to, financial statements, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business, and other confidential information (collectively referred to as the "Trade Secrets"), which have been used in the operation of Seller's business. After the Closing Date, Seller and Shareholder shall not use in any way or disclose any of the Trade Secrets, directly or indirectly. All files, records, documents, information, data, and similar items relating to the business of Seller shall remain the exclusive property of Buyer.

          (b) Noncompetition. As a material inducement to Buyer's entry into this Agreement, from and after the Closing Date, and for a period of two (2) years thereafter, Seller and Shareholder, individually and collectively, shall not, directly or indirectly, in any capacity, within the United States or its territories, (i) invest (other than investments in publicly-owned companies which constitute not more than one percent (1%) of the voting securities of any such company) or engage in any business that is directly or indirectly competitive with the Business, (ii) accept employment with or render services to a competitor of the Business as a director, officer, agent, employee, or consultant, or (iii) contact, solicit, or attempt to solicit or accept business competitive with, or similar to, the Business (A) from any of the customers of Seller as of the Closing Date or (B) from any person or entity whose business Seller was soliciting as of such time.

          (c) Nonemployment. For a period of two (2) years after the Closing Date, Seller and Shareholder, individually and collectively, shall not, on their own behalf or on behalf of any other person, partnership, association, corporation, or other entity, hire or solicit or in any manner attempt to influence or induce any employee employed by Seller or Buyer prior to the Closing Date to leave the employment of Buyer, nor use or disclose to any person, partnership, association, corporation, or other entity any information concerning the names and addresses of such employees.

          (d) Severability. Seller and Shareholder agree that the agreements set forth in this Section 8.05 each constitutes separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Seller or Shareholder against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants and agreements of Seller or Shareholder contained in this Section 8.05.

          (e) Acknowledgements. Seller and Shareholder acknowledge and recognize that the enforcement of the provisions of this Section 8.05 is necessary to ensure the preservation and continuity of the Business and goodwill of the Business. Seller and Shareholder further agree that due to the nature of such Business, the noncompetition restrictions set forth in this Section 8.05 are reasonable as to time, scope, and geographic area.

     Section 8.06. Costs, Expenses, and Legal Fees. Except as expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys' fees) in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby. In the event of any litigation or dispute between the parties to this Agreement arising out of or related to this Agreement or the transactions contemplated hereby, the prevailing party (whether plaintiff or defendant) shall be entitled to recover, in addition to any other recovery to which it may prove itself entitled, the reasonable attorneys' fees incurred by it in enforcing or defending its rights.

     Section 8.07. Waiver. The waiver by any party of any breach or provision of this Agreement must be in writing and shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision hereof.

     Section 8.08. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or enforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     Section 8.09. Entire Agreement. This Agreement and the exhibits hereto supercede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     Section 8.10. Miscellaneous. This Agreement may be amended only by an instrument in writing executed by both parties hereto. There are no oral agreements among the parties to this Agreement. Seller may not assign any of its rights or delegate any of its duties under this Agreement, the Notes, the Security Agreement, or any other agreement referred to herein. Buyer may assign its rights hereunder to a wholly owned subsidiary of Buyer. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH INTERNAL LAWS (AND NOT THE CONFLICTS
LAWS) OF TEXAS. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS. The captions in this Agreement are for convenience of reference only. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine, and neuter. This Agreement shall be binding on the parties hereto and their heirs, estates, personal representatives, successors, and permitted assigns. This Agreement shall not be construed against the party responsible for, or primarily responsible for, preparing this Agreement. Time is of the essence with respect to all of Seller's and Shareholder's obligations in this Agreement.


                         (SIGNATURES BEGIN ON NEXT PAGE)

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above written.

SELLER
Address:                           EPI TECHNOLOGIES, INC., a Texas corporation
2901 Summit Avenue
Suite 400                          By:
Plano, Texas 75074                    -----------------------------------------
                                   Name:
                                        ---------------------------------------
Telecopy:                          Title:
         ----------------                --------------------------------------
Attn:
     --------------------

                                   SHAREHOLDER
Address:

-------------------------

-------------------------          --------------------------------------------
Telecopy:                          James P. Leake
         ----------------

                                   BUYER

Address:                           MICRO-ASI, INC., a Texas corporation
12655 North Central Expressway
Suite 1000
Dallas, Texas 75243
Telecopy: (972) 392-9639           By:
Attn: Chief Executive Officer         -----------------------------------------
                                      Joel E. Claybrook, Chief Executive
                                      Officer

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE


$1,613,114                                                          July 2, 2000
                                                                   Dallas, Texas

            FOR VALUE RECEIVED, this Secured Promissory Note (this "Note") is made by Micro-ASI, Inc., a Texas corporation ("Maker") to EPI Technologies, Inc., a Texas corporation ("Payee").

         1. Payments. Maker hereby promises to pay to the order of Payee the principal sum of One Million Six Hundred Thirteen Thousand One Hundred Fourteen and no/100 Dollars ($1,613,114) at its office at 12655 North Central Expressway, Suite 1000, Dallas, Texas, 75243, or such other place as the holder hereof may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date of this Note until payment in full of the indebtedness evidenced by this Note. This Note shall be payable as follows: (a) on October 15, 2000 Maker shall pay the interest accrued and unpaid from the date hereof through October 15, 2000 and
(b) the entire amount of the principal and interest accrued and unpaid from October 16, 2000 shall be due and payable in full on January 31, 2001. All past due and delinquent sums hereunder, both principal and interest, shall bear interest at the rate determined below until such sums have been paid. Notwithstanding any provisions contained herein, all unpaid principal and all accrued and unpaid interest under this Note shall be due and payable upon receipt of proceeds by Maker from an initial public offering of shares of stock of Maker. If any required payment falls due on a Saturday, Sunday or a national or state bank holiday in Texas, then such date shall be extended to the next succeeding day that is not a Saturday, Sunday or national or state bank holiday.

         2. Interest Rate. The principal amount outstanding from time to time hereunder shall bear interest calculated on the basis of a 365-day year, at a rate equal to nine and one-half percent (9.5%) per annum, compounded quarterly. Any statements or invoices sent by Payee to Maker and setting forth the amount of interest payable hereunder, unless contested in writing to Payee by Maker within thirty (30) days from the date of such statement or invoice, shall be deemed conclusive as to the interest actually payable hereunder.

         3. Maximum Rate. It is the intention of the parties hereto to conform strictly to any usury laws in force that apply to this transaction. Accordingly, all agreements among the parties hereto (including, without limitation, the Transaction Documents, as defined herein), whether previously existing, now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the amounts owing under this Note or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by Payee with respect to this Note, exceed the Highest Lawful Rate. The "Highest Lawful Rate" means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under the laws of the United States and the laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed under such applicable laws of the United States and the laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If, from any circumstance whatsoever, interest under any agreement to which Maker and Payee are parties (including, without limitation, under the Transaction Documents) would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Highest Lawful Rate, then Payee's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default under this Note shall be continuing, at the option of Maker, either be repaid to Maker or credited to the unpaid principal; provided, however, that if an Event of Default shall have occurred and be continuing, and Payee shall receive excess interest during such period, then Payee shall have the option of either crediting such excess amount to principal or refunding such excess amount to Maker. All interest paid or agreed to be paid to Payee shall, to the extent allowed by applicable law, be amortized, prorated, allocated, and spread throughout the full period of Maker's credit relationship with Payee until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.

         4. Prepayment. This Note may be prepaid, in whole or in part, without premium or penalty. All prepayments shall be applied first to accrued interest and then to principal.

         5. Default Rate. Upon the failure of Maker to make any payment of principal or interest on, or any amount owing in respect of, the indebtedness evidenced by this Note, or any other amounts payable by Maker to Payee pursuant to the terms hereof, when due and payable or declared due and payable, the interest rate applicable to this Note shall be increased by two percent (2%) per annum above the rate otherwise applicable until all such past due amounts have been paid in full, at which time the interest rate applicable to this Note shall revert back to the rate set forth in Section 2 hereof.

         6. Transaction Documents. This Note, including the principal, interest and fees and costs payable pursuant hereto, is secured by that certain Security Agreement, dated the date hereof (the "Security Agreement"), between Maker and Payee. This Note, that certain Promissory Note, of even date herewith, in the amount of $2,950,000, executed by Maker in favor of Payee (the "Second Note"), the Security Agreement and that certain Asset Purchase Agreement, dated the date hereof, among Maker, James P. Leake and Payee (the "Purchase Agreement", and all documents, instruments and certificates executed and delivered in connection herewith and therewith, are sometimes hereinafter collectively referred to as the "Transaction Documents."

         7. Event of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder.

            (a) Maker shall fail to pay any principal, interest or other amounts when due and payable or declared due and payable (whether at maturity, by acceleration or otherwise) under this Note, the Second Note, or that certain Sublease, dated as of the date hereof, between Maker and Payee within ten (10) days of receipt of written notice of such failure to pay such amount on the due date thereof, except as provided in Section 7.04 of the Purchase Agreement;

            (b) Maker shall fail or neglect to perform, keep or observe any material provision, condition, covenant or warranty contained in this Note or the Second Note or the Security Agreement to which it is a party (other than as set forth in Section 7(a) of this Note) or an event of default shall occur under the Security Agreement, which failure or default continues for thirty (30) days after written notice of such failure or default from Payee to Maker;

            (c) The Collateral is attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

            (d) An application is made by Maker for the appointment of a receiver trustee or custodian for any of Maker's assets; a petition under any section or chapter of the Bankruptcy Code of 1976, as amended (the "Bankruptcy Code") or any similar law or regulation shall be filed by Maker; or Maker makes an assignment for the benefit of its creditors or any case or proceeding is filed by Maker for its dissolution, liquidation, or termination;

            (e) Maker ceases to conduct business or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Maker or any case or proceeding is filed against Maker for its dissolution or liquidation, and such injunction, restraint or petition is not dismissed within sixty (60) days after the entry or filing thereof;

            (f) A notice of lien, levy or assessment is filed of record with respect to the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon any of Maker's assets and the same is not released within sixty (60) days after the same becomes a lien or encumbrance; provided, however, that Maker shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if Maker provides Payee with a bond or indemnity satisfactory to Payee assuring the payment of such lien, levy or assessment; or

            (g) Maker becomes insolvent or admits in writing its inability to pay its debts as they mature or communicates its intention to petition for protection under the Bankruptcy Code or apply for the appointment of a receiver, trustee or custodian.

         8. Remedies. Upon and after the occurrence and continuance of an Event of Default, Payee shall have the option, without demand or notice or legal process of any kind, to declare the unpaid principal of this Note and the Second Note, together with accrued but unpaid interest thereon and any other sums owing hereunder, at once due and payable, and to exercise any and all other rights and remedies available hereunder or under the Security Agreement, or otherwise available at law or in equity; provided, however, that with respect to Maker's first failure to pay any amounts owed pursuant to Section 7(a), Maker shall have thirty (30) days in which to cure such Event of Default after written notice from Payee.

         9. Remedies Cumulative. The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         10. Costs of Collection. Maker promises to pay all of Payee's costs of collection of every kind, including, but not limited to, all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payee in connection with the collection (including, but not limited to, collection through a bankruptcy or other court) or enforcement of this Note or any other Transaction Document.

         11. Waivers. Maker and each surety, endorser, guarantor and other party now or hereafter liable for the payment of any sums of money payable on this Note, hereby severally (a) waive demand, presentment for payment, notice of dishonor, notice of nonpayment (except as provided herein), protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon; (c) agree that Payee shall not be required first to institute suit or exhaust its remedies hereunder against Maker, or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same; (d) consent to any and all renewals, extensions, indulgences, releases or changes regardless of the number of such renewals, extensions, indulgences, releases or changes, without notice thereof; and (e) agree to the application of any deposit balance, if any, with Payee as payment or part payment hereon or as an offset hereto. No such conduct shall affect, impair, release or change the liability of Maker, surety, endorser, guarantor and any other party. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or endorsement by Payee of any rights or remedies shall ever be construed as a waiver of the same or any other right or remedy of Payee; and no exercise or enforcement of any such right or remedy shall ever be held to exhaust any right or remedy of Payee.

         12. Notices. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon Maker or Payee shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted with a copy immediately mailed by registered or certified mail, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):


If to Maker:               Micro-ASI, Inc.
                           Dallas, Texas 75243
                           Attention: Chief Executive Officer
                           Telecopier No.: (972) 392-9639


If to Payee:               EPI Technologies, Inc.
                           2901 Summit Avenue, Suite 400
                           Plano, Texas 75074
                           Attention: _______________________
                           Telecopier No.: (972) 398-5501



         13. Successors and Assigns. This Note shall be binding upon Maker and its successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for Maker) and shall inure to the benefit of Payee and its successors and assigns. Maker may not assign its rights hereunder without the prior written consent of Payee, in its sole discretion, other than by operation of law. Payee may assign all or a part of its interest in this Note or its rights hereunder to any party without the prior written consent of Maker; provided, however, that such assignee must agree in writing to be bound by all the terms and conditions of this Note as the "Payee," including Section 18 hereof.

         14. GOVERNING LAW. THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND ACCEPTED BY PAYEE IN SAID STATE, AND ANY AND ALL CLAIMS, DEMANDS OR ACTIONS IN ANY WAY RELATING THERETO OR INVOLVING ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS NOTE, WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND/OR GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPTING ITS CHOICE OF LAW RULES) AND THE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE TRANSACTION DOCUMENTS, THE RELATIONSHIPS CREATED THEREBY OR THE DEBT BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL

LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE DALLAS, COUNTY, TEXAS; PROVIDED, THAT PAYEE MAY CHOOSE ANY VENUE IN ANY STATE WHICH IT DEEMS APPROPRIATE IN THE EXERCISE OF ITS SOLE DISCRETION.

         15. Severability. If any provisions of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law. Furthermore, in lieu of such invalid or unenforceable provisions, there shall be added automatically as part of this Note, a provision or provisions as similar in its or their terms to such invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

         16. Time of the Essence. Time is of the essence with respect to all of Maker's obligations and agreements under this Note and the other Transaction Documents.

         17. No Oral Agreements. This Note and the other Transaction Documents as written represent the final agreement between the Maker and Payee with respect to the matters contained therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between Maker and Payee. There are no unwritten agreements between Maker and Payee.

         18. Offset and Subordination. Maker shall be entitled, at Maker's option, to credit and offset against any payments due under this Note, an aggregate amount equal to all amounts owing to Maker by Payee and/or James P. Leake or their assigns, pursuant to the Purchase Agreement; provided, however that any sums offset hereunder may not also be offset under the Second Note. Payee agrees to subordinate its rights under this Note in accordance with the Security Agreement.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Note at Dallas, Texas as of the date and year first above written.

                                 MICRO-ASI, INC.


                                 By:
                                    --------------------------------------------
                                    Joel E. Claybrook, Chief Executive Officer

                                    EXHIBIT B

                             SECURED PROMISSORY NOTE


$2,950,000.00                                                       July 2, 2000
                                                                   Dallas, Texas

         FOR VALUE RECEIVED, this Secured Promissory Note (this "Note") is made by Micro-ASI, Inc., a Texas corporation ("Maker") to EPI Technologies, Inc., a Texas corporation ("Payee").

         1. Payments. Maker hereby promises to pay to the order of Payee the principal sum of Two Million Nine Hundred Fifty Thousand and no/100 Dollars ($2,950,000) at its office at 12655 North Central Expressway, Suite 1000, Dallas, Texas, 75243, or such other place as the holder hereof may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date of this Note until payment in full of the indebtedness evidenced by this Note. This Note shall be payable as follows: (a) on October 5, 2000, Maker shall pay the interest accrued and unpaid from the date hereof through October 5, 2000; (b) on January 5, 2001, Maker shall pay the interest accrued and unpaid from October 6, 2000 through January 5, 2001; and (c) the balance shall be paid in fourteen (14) quarterly installments of principal of $210,714.28 plus accrued and unpaid interest on the fifth day of each January, April, July and October of each year commencing on April 5, 2001, with a final payment of all remaining unpaid principal and accrued and unpaid interest due in one lump sum on July 5, 2004. Each payment made under clause (c) of this Section 1 shall be applied first to interest accrued and unpaid on the outstanding principal balance as of such date of payment and then to the outstanding principal balance due hereunder. Notwithstanding any provisions contained herein, all unpaid principal and all accrued and unpaid interest under this Note shall be due and payable upon receipt of proceeds by Maker from an initial public offering of shares of stock of Maker. All past due and delinquent sums hereunder, both principal and interest, shall bear interest at the rate determined below until such sums have been paid. If any required payment falls due on a Saturday, Sunday or a national or state bank holiday in Texas, then such date shall be extended to the next succeeding day that is not a Saturday, Sunday or national or state bank holiday.

         2. Interest Rate. The principal amount outstanding from time to time hereunder shall bear interest calculated on the basis of a 365-day year, at a rate equal to six percent (6%) per annum, compounded quarterly. Any statements or invoices sent by Payee to Maker and setting forth the amount of interest payable hereunder, unless contested in writing to Payee by Maker within thirty
(30) days from the date of such statement or invoice, shall be deemed conclusive as to the interest actually payable hereunder.

         3. Maximum Rate. It is the intention of the parties hereto to conform strictly to any usury laws in force that apply to this transaction. Accordingly, all agreements among the parties hereto (including, without limitation, the Transaction Documents, as defined herein), whether previously existing, now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the amounts owing under this Note or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by Payee with respect to this Note, exceed the Highest Lawful Rate. The "Highest Lawful Rate" means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under the laws of the United States and the laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed under such applicable laws of the United States and the laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If, from any circumstance whatsoever, interest under any agreement to which Maker and Payee are parties (including, without limitation, under the Transaction Documents) would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Highest Lawful Rate, then Payee's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default under this Note shall be continuing, at the option of Maker, either be repaid to Maker or credited to the unpaid principal; provided, however, that if an Event of Default shall have occurred and be continuing, and Payee shall receive excess interest during such period, then Payee shall have the option of either crediting such excess amount to principal or refunding such excess amount to Maker. All interest paid or agreed to be paid to Payee shall, to the extent allowed by applicable law, be amortized, prorated, allocated, and spread throughout the full period of Maker's credit relationship with Payee until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.

         4. Prepayment. This Note may be prepaid, in whole or in part, without premium or penalty. All prepayments shall be applied first to accrued interest and then to principal.

         5. Default Rate. Upon the failure of Maker to make any payment of principal or interest on, or any amount owing in respect of, the indebtedness evidenced by this Note, or any other amounts payable by Maker to Payee pursuant to the terms hereof, when due and payable or declared due and payable, the interest rate applicable to this Note shall be increased by two percent (2%) per annum above the rate otherwise applicable until all such past due amounts have been paid in full, at which time the interest rate applicable to this Note shall revert back to the rate set forth in Section 2 hereof.

         6. Transaction Documents. This Note, including the principal, interest and fees and costs payable pursuant hereto, is secured by that certain Security Agreement, dated the date hereof (the "Security Agreement"), between Maker and Payee. This Note, that certain Promissory Note, of even date herewith, in the amount of $1,613,114, executed by Maker in favor of Payee (the "First Note"), the Security Agreement and that certain Asset Purchase Agreement, dated the date hereof, among Maker, James P. Leake, and Payee (the "Purchase Agreements"), and all documents, instruments and certificates executed and delivered in connection herewith and therewith, are sometimes hereinafter collectively referred to as the "Transaction Documents."

         7. Event of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder.

            (a) Maker shall fail to pay any principal, interest or other amounts when due and payable or declared due and payable (whether at maturity, by acceleration or otherwise) under this Note, the First Note, or that certain Sublease, dated as of the date hereof, between Maker and Payee within ten (10) days of receipt of written notice of such failure to pay such amount on the due date thereof, except as provided in Section
         7.04 of the Purchase Agreement;

            (b) Maker shall fail or neglect to perform, keep or observe any material provision, condition, covenant or warranty contained in this Note or the First Note or the Security Agreement to which it is a party (other than as set forth in Section 7(a) of this Note) or an event of default shall occur under the Security Agreement, which failure or default continues for thirty (30) days after notice of such failure or default from Payee to Maker;

            (c) The Collateral is attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

            (d) An application is made by Maker for the appointment of a receiver trustee or custodian for any of Maker's assets; a petition under any section or chapter of the Bankruptcy Code of 1976, as amended (the "Bankruptcy Code") or any similar law or regulation shall be filed by Maker; or Maker makes an assignment for the benefit of its creditors or any case or proceeding is filed by Maker for its dissolution, liquidation, or termination;

            (e) Maker ceases to conduct business or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Maker or any case or proceeding is filed against Maker for its dissolution or liquidation, and such injunction, restraint or petition is not dismissed within sixty (60) days after the entry or filing thereof;

            (f) A notice of lien, levy or assessment is filed of record with respect to the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon any of Maker's assets and the same is not released within sixty (60) days after the same becomes a lien or encumbrance; provided, however, that Maker shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if Maker provides

         Payee with a bond or indemnity satisfactory to Payee assuring the payment of such lien, levy or assessment; or

            (g) Maker becomes insolvent or admits in writing its inability to pay its debts as they mature or communicates its intention to petition for protection under the Bankruptcy Code or apply for the appointment of a receiver, trustee or custodian.

         8. Remedies. Upon and after the occurrence and continuance of an Event of Default, Payee shall have the option, without demand or notice or legal process of any kind, to declare the unpaid principal of this Note and the First Note, together with accrued but unpaid interest thereon and any other sums owing hereunder, at once due and payable, and to exercise any and all other rights and remedies available hereunder or under the Security Agreement, or otherwise available at law or in equity; provided, however, that with respect to Maker's first failure to pay any amounts owed pursuant to Section 7(a), Maker shall have thirty (30) days in which to cure such Event of Default after written notice from Payee.

         9. Remedies Cumulative. The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         10. Costs of Collection. Maker promises to pay all of Payee's costs of collection of every kind, including, but not limited to, all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payee in connection with the collection (including, but not limited to, collection through a bankruptcy or other court) or enforcement of this Note or any other Transaction Document.

         11. Waivers. Maker and each surety, endorser, guarantor and other party now or hereafter liable for the payment of any sums of money payable on this Note, hereby severally (a) waive demand, presentment for payment, notice of dishonor, notice of nonpayment (except as provided herein), protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon; (c) agree that Payee shall not be required first to institute suit or exhaust its remedies hereunder against Maker, or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same; (d) consent to any and all renewals, extensions, indulgences, releases or changes regardless of the number of such renewals, extensions, indulgences, releases or changes, without notice thereof; and (e) agree to the application of any deposit balance, if any, with Payee as payment or part payment hereon or as an offset hereto. No such conduct shall affect, impair, release or change the liability of Maker, surety, endorser, guarantor and any other party. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or endorsement by Payee of any rights or remedies shall ever be construed as a waiver of the same or any other right or remedy of Payee; and no exercise or enforcement of any such right or remedy shall ever be held to exhaust any right or remedy of Payee.

         12. Notices. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon Maker or Payee shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted with a copy immediately mailed by registered or certified mail, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):


If to Maker:               Micro-ASI, Inc.
                           12655 North Central Expressway, Suite 1000
                           Dallas, Texas 75243
                           Attention: Chief Executive Officer
                           Telecopier No.: (972) 392-9639


If to Payee:               EPI Technologies, Inc.
                           2901 Summit Avenue, Suite 400
                           Plano, Texas 75074
                           Attention: _______________________
                           Telecopier No.: (972) 398-5501

         13. Successors and Assigns. This Note shall be binding upon Maker and its successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for Maker) and shall inure to the benefit of Payee and its successors and assigns. Maker may not assign its rights hereunder without the prior written consent of Payee, in its sole discretion, other than by operation of law. Payee may assign all or a part of its interest in this Note or its rights hereunder to any party without the prior written consent of Maker; provided, however, that such assignee must agree in writing to be bound by all the terms and conditions of this Note as the "Payee," including Section 18 hereof.

         14. GOVERNING LAW. THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND ACCEPTED BY PAYEE IN SAID STATE, AND ANY AND ALL CLAIMS, DEMANDS OR ACTIONS IN ANY WAY RELATING THERETO OR INVOLVING ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS NOTE, WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND/OR GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPTING ITS CHOICE OF LAW RULES) AND

THE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE TRANSACTION DOCUMENTS, THE RELATIONSHIPS CREATED THEREBY OR THE DEBT BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE DALLAS, COUNTY, TEXAS; PROVIDED, THAT PAYEE MAY CHOOSE ANY VENUE IN ANY STATE WHICH IT DEEMS APPROPRIATE IN THE EXERCISE OF ITS SOLE DISCRETION.

         15. Severability. If any provisions of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law. Furthermore, in lieu of such invalid or unenforceable provisions, there shall be added automatically as part of this Note, a provision or provisions as similar in its or their terms to such invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

         16. Time of the Essence. Time is of the essence with respect to all of Maker's obligations and agreements under this Note and the other Transaction Documents.

         17. No Oral Agreements. This Note and the other Transaction Documents as written represent the final agreement between the Maker and Payee with respect to the matters contained therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between Maker and Payee. There are no unwritten agreements between Maker and Payee.

         18. Offset and Subordination. Maker shall be entitled, at Maker's option, to credit and offset against any payments due under this Note, an aggregate amount equal to all amounts owing to Maker by Payee and/or James P. Leake or their assigns, pursuant to the Purchase Agreement; provided, however, that any sums offset hereunder may not also be offset under the First Note. Payee agrees to subordinate its rights under this Note in accordance with the Security Agreement.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Note at Dallas, Texas as of the date and year first above written.

                                 MICRO-ASI, INC.


                                By:
                                    --------------------------------------------
                                    Joel E. Claybrook, Chief Executive Officer

                                    Exhibit C

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement"), dated as of July 2, 2000, is by and between MICRO-ASI, INC., a Texas corporation (the "Debtor"), whose address is 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 and EPI TECHNOLOGIES, INC., a Texas corporation (the "Secured Party"), whose address is 2901 Summit Avenue, Suite 400, Plano, Texas 75074.

                                   RECITALS:

         A. The Debtor has made and delivered to the Secured Party those certain promissory notes, of even date herewith, (i) in the principal amount of $1,613,114 (the "First Note") and (ii) in the principal amount of $2,950,000 (the "Second Note") (as the same may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, being hereinafter collectively referred to as the "Notes");

         B. The Secured Party has conditioned its obligations to advance the funds under the Note upon the execution and delivery of this Agreement by the Debtor.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Assets" means those assets transferred to the Debtor by the Secured Party pursuant to that certain Asset Purchase Agreement, of even date herewith (the "Purchase Agreement") between the Debtor and the Secured Party which are listed on Schedule 1.01(c) of the Purchase Agreement and from which are specifically excluded inventory and accounts receivable, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto as of the date hereof.

                  "Collateral" has the meaning specified in Section 2.1 of this Agreement.

                  "Event of Default" has the meaning specified in the Note.

                  "Intellectual Property" means the Patents, Patent Assignments, Trademarks, and Trademark Assignments.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention agreement or any other interest in property designed to secure the repayment of the Note or any other obligation, whether arising by agreement, operation of law, or otherwise.

                  "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, or condition (financial or otherwise) of the Debtor and its subsidiaries take as a whole or (b) the impairment of the ability of Debtor to perform its obligations under the Agreement or any of the other Transaction Documents to which it is a party or of the Secured Party to enforce or collect any of the Obligations under the Note. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effective of such event and all other then existing events would result in a Material Adverse Effect.

                  "Obligations" means the following obligations, indebtedness and liabilities of the Debtor:

                  (1) the obligations and indebtedness of the Debtor to the Secured Party under this Agreement, the Note and the other Transaction Documents;

                  (2) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by the Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

                  (3) all extensions, renewals, and modifications of any of the foregoing.

                  "Patent Assignments" means any written agreement now or hereafter in existence assigning to the Debtor the Patents, including, without limitation, the agreements described on Schedule 3 hereto, if any.

                  "Patents" means all of the following: (a) all patents, patent applications, and patentable inventions transferred to the Debtor by the Secured Party pursuant to the Purchase Agreement, including without limitation, those set forth on Schedule 3 hereto, if any, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, continuations-in-part, or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing.

                  "Patent Security Agreement" means the patent security agreement to be executed and delivered by the Debtor to the Secured Party, substantially in the form of Exhibit A hereto, as such agreement may hereafter be amended, supplemented, or otherwise modified from time to time.

                  "Proceeds" means any "proceeds," as such term is defined in
         Article 9 of the UCC and, in any event, shall include, but not be limited to; (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Trademark Assignment" means any written agreement now or hereafter in existence assigning to the Debtor the Trademark including, without limitation, the agreements identified on Schedule 3 hereto, if any.

                  "Trademarks" means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any other country or any political subdivision thereof, transferred to the Debtor by the Secured Party pursuant to the Purchase Agreement including, without limitation, those described in
         Schedule 3 hereof; (b) all reissues, extensions, and renewals thereof;
         (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (e) the right to sue for past, present, and future infringements of any of the foregoing; (f) all rights corresponding to any of the foregoing throughout the world; and (g) all goodwill associated with and symbolized by any of the foregoing.

                  "UCC" means the Uniform Commercial Code as in effect in the State of Texas; provided, however, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

         Section 1.2. Other Definitional Provisions. References to "Sections", "subsections", "Exhibits", and "Schedules" shall be to Sections, subsections, Exhibits, and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state where any portion of the Collateral is or may be located.

                                   ARTICLE II

                                SECURITY INTEREST

         Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), the Debtor hereby pledges and assigns (as collateral) to the Secured Party, and grants to the Secured Party a continuing lien on, and first and senior security interest in, all of the Debtor's right, title, and interest in and to the following, wherever located (collectively, the "Collateral"):

                  (a) all of the Assets; and

                  (b) all Intellectual Property;

         Section 2.2 The Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) the Secured Party shall not have any indebtedness, liability or obligation under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Secured Party to enter into this Agreement and to extend credit under the Note, the Debtor represents and warrants to the Secured Party that:

         Section 3.1 Title. The Debtor is the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance of any nature whatsoever other than (a) the Liens and security interests created by this Agreement and the other Transaction Documents; (b) Liens in favor of a senior lender to Debtor; and (c) any claim to the Assets by any party arising from anything other than any action by Debtor after the date hereof (the "Permitted Liens").

         Section 3.2 Financing Statements. No financing statement, security agreement, or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in connection with any Permitted Lien.

         Section 3.3 Principal Place of Business. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the address of the Debtor shown at the beginning of this Agreement.

         Section 3.4 Location of Collateral. All Collateral is or will be located at the places specified on Schedule 1 hereto. If any such location is leased by the Debtor, the name and address of the landlord leasing such location is identified on Schedule 1 hereto. Upon completion of the transactions contemplated by the Purchase Agreement, the Debtor will have exclusive possession and control of the Collateral, except for the Permitted Liens.

         Section 3.5 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2 attached hereto, the filing of the Patent Security Agreement with the United States Patent and Trademark Office, the security interest in favor of the Secured Party created herein will constitute a valid and perfected Lien upon and security interest in the Collateral (including Patents and Trademarks), subject to no equal or prior Liens, other than Permitted Liens.

                                   ARTICLE IV

                                    COVENANTS

         The Debtor covenants and agrees with the Secured Party that, until the Obligations are paid and performed in full and all commitments of the Secured Party to the Debtor have been terminated:

         Section 4.1 Encumbrances. The Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral (other than Permitted Liens), and shall defend the Debtor's rights in the Collateral and the Secured Party's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all persons, other than holders of Permitted Liens. The Debtor shall do nothing to impair the rights of the Secured Party in the Collateral.

         Section 4.2 Disposition of Collateral. Except as expressly permitted by the terms of the Transaction Documents and except as in the ordinary course of business to non-affiliate third parties, the Debtor shall not sell, lease, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof without the prior written consent of the Secured Party. Notwithstanding the foregoing, to the extent that the Debtor collects or receives cash or other cash collateral, the Debtor shall be entitled to make payments to its parent company or affiliates or non-affiliated third party creditors of its parent company or its affiliates in connection with the ordinary business operations of the Debtor, its parent corporation or affiliates.

         Section 4.3 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, the Debtor shall (a) execute and deliver to the Secured Party such financing statements as the Secured Party may from time to time require; and (b) execute and deliver to the Secured Party such other agreements, documents and instruments as the Secured Party may reasonably require to perfect and maintain the validity, effectiveness, and priority of the Liens intended to be created by this Agreement. At any time during the existence of an Event of Default, the Debtor authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

         Section 4.4 Insurance. The Debtor will maintain, with financially sound and reputable companies, insurance policies insuring the Collateral against loss and business interruption by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, and insuring the Debtor against liability for personal injury and property damage relating to the Collateral, such policies to be in such amounts and against at least such risks as are usually insured against, in the same general area by companies engaged in the same or a similar business. The Debtor shall deliver to the Secured Party the original (or a certified copy thereof) of each policy of insurance and evidence of payment of all premiums therefor.

         Section 4.5 Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee, or any of the Debtor's agents or processors, the Debtor shall, at the request of the Secured Party, notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such person to hold such Collateral for the Secured Party's account, subject to the Secured Party's instructions and the right of holders of Permitted Liens.

         Section 4.6 Inspection Rights. After reasonable notice and during regular business hours, unless an Event of Default has occurred and is continuing, in which case at all times and without any requirement of notice the Debtor shall permit the Secured Party and its representatives to examine, inspect, and audit the Collateral.

         Section 4.7 Mortgagee and Landlord Waivers. As to each location where Collateral is located, the Debtor shall use commercially reasonable efforts to cause each mortgagee of real property owned by the Debtor and each landlord of real property leased by the Debtor to execute and deliver instruments reasonably satisfactory in form and substance to the Secured Party by which such mortgagee or landlord waives its rights, if any, in the Collateral.

         Section 4.8 Corporate Changes. The Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless the Debtor shall have given the Secured Party ten (10) days prior written notice thereof and shall have taken all action reasonably deemed necessary or appropriate by the Secured Party to protect its Liens and the perfection and priority thereof. The Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Secured Party ten (10) days prior written notice thereof and shall have taken all action reasonably deemed necessary or appropriate by the Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 4.9 Books and Records; Information. The Debtor shall keep accurate and complete books and records of the Collateral and the Debtor's business and financial condition. The Debtor shall from time to time at the request of the Secured Party deliver to the Secured Party such information regarding the Collateral as the Secured Party may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral.

         Section 4.10 Warehouse Receipts Non-Negotiable. The Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section
7.104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to the Secured Party.

         Section 4.11 Notification. The Debtor shall promptly notify the Secured Party of (a) any Lien, encumbrance, or claim that has attached to or been made or asserted against any of the Collateral, other than Permitted Liens; (b) any material change in the nature of the Collateral; (c) any material damage to or loss of Collateral; and (d) the occurrence of any other event or condition that could reasonably be expected to have a Material Adverse Effect.

         Section 4.12 Intellectual Property. To the extent that the failure to do so could reasonably be expected to result in a Material Adverse Effect:

                  (a) The Debtor shall prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending.

                  (b) The Debtor shall preserve and maintain all of its rights in the Intellectual Property and shall protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action including the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property.

                  (c) The Debtor shall not abandon any of the Intellectual Property.

                  (d) Except as permitted pursuant to the Transaction Documents, the Debtor shall not sell or assign any of its interest in, or grant any license under (except as permitted by Section 5.5 hereof), any of the Intellectual Property without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, and shall maintain the quality of any and all products and services with respect to which the Intellectual Property is used. The Debtor shall not enter into any material agreement, including, but not limited to any licensing agreement, that is inconsistent with the Debtor's obligations under this Agreement or any of the Transaction Documents.

                  (e) Upon the occurrence of any event that would require any addition to or modification of Schedule 3 hereto or upon the request of the Secured Party, the Debtor shall furnish to the Secured Party statements and schedules further identifying the Intellectual Property and such other rights in connection with the Intellectual Property as the Secured Party may reasonably request. Promptly upon the request of the Secured Party, the Debtor shall modify this Agreement by amending
         Schedule 3 hereto to include any Intellectual Property that becomes part of the Collateral.

                  (f) If an Event of Default shall have occurred and be continuing, the Debtor shall use its best efforts to obtain any consents, waivers, or agreements necessary to enable the Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

                  (g) The Debtor will concurrently herewith execute and deliver to the Secured Party the Patent Security Agreement, and all other documents, instruments and other items as may be necessary for the Secured Party to file the Patent Security Agreement with the United States Patent and Trademark Office and any similar domestic or foreign office, department or agency.


                                    ARTICLE V

                           RIGHTS OF THE SECURED PARTY

         Section 5.1 Power of Attorney. Subject to the rights of holders of Permitted Liens, the Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which the Secured Party at any time and from time to time deems necessary or reasonably desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right on behalf of the Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, after notice to or the consent of the Debtor:

                  (a) to demand, sue for, collect, or receive in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

                  (b) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

                  (c) (i) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any

         Collateral; (ii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iii) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (iv) to defend any suit, action, or proceeding brought against the Debtor with respect to any Collateral;
         (v) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (vi) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as the Secured Party may determine; (vii) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (viii) to renew, extend, or otherwise change the terms and conditions of any of the Collateral;
         (ix) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property; (x) to endorse the Debtor's name on all applications, documents, papers, and instruments necessary or desirable in order for the Secured Party to use any of the Intellectual Property; (xi) to make, settle, compromise, or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xii) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Secured Party solely to protect, preserve, maintain, and realize upon its security interest in the Collateral. The Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 5.2 Setoff. To the extent permitted in the other Transaction Documents, after the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right to set off and apply against the Obligations, at any time and without notice to the Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Secured Party to the Debtor whether or not the Obligations are then due. The rights and remedies of the Secured Party hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Secured Party may have.

         Section 5.3 Assignment by the Secured Party. The Secured Party may at any time assign or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, the Obligations) to any other person, to the extent permitted by the Transaction Documents, and such person shall thereupon become vested with all the benefits thereof granted to the Secured Party herein or otherwise.

         Section 5.4 Performance by the Secured Party. If the Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Secured Party may perform or attempt to perform such covenant or agreement on behalf of the Debtor. In such event, the Debtor shall, at the request of the Secured Party, promptly pay any amount expended by the Secured Party in connection with such performance or attempted performance to the Secured Party, together with interest thereon at the maximum rate permitted under the Note from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Secured Party shall not have any liability or responsibility for the performance of any obligation of the Debtor under this Agreement.

         Section 5.5 License. If no Event of Default shall have occurred and be continuing, the Debtor shall have the exclusive, non-transferrable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration. The Debtor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted under this Section 5.5 without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld.

         Section 5.6. Subordination. Simultaneously with, and conditioned upon, the payment in full of the First Note, all rights of Secured Party under this Agreement and the Notes shall be subordinated to any senior lender to Debtor, as designated by Debtor from time to time (the "Senior Lenders"), and Secured Party agrees to execute such documents as Debtor may request to subordinate Secured Party's Liens, payment rights, and remedies to the Liens, rights, and remedies of the Senior Lenders; provided, however, Secured Party will retain a first Lien on the Intellectual Property.

                                   ARTICLE VI

                                     DEFAULT

         Section 6.1 Rights and Remedies. If an Event of Default under this Agreement or the Note shall have occurred and be continuing, the Secured Party shall have the following rights and remedies, subject to the rights of the holders of the Permitted Liens:

                  (a) In addition to all other rights and remedies granted to the Secured Party in this Agreement, the Note or by applicable law, the Secured Party shall have all of the rights and remedies of the Secured Party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Secured Party may (i) without demand or notice to the Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable or as otherwise may be permitted by law. The Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of the Debtor, which right or equity of redemption is hereby expressly waived and released by the Debtor. Upon the request of the Secured Party, the Debtor shall assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party that is reasonably convenient to the Secured Party. The Debtor agrees that the Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, including, without limitation, reasonable attorney fees, legal expenses, and other costs and expenses incurred by the Secured Party in connection with the collection of the Obligations and the enforcement of the Secured Party's rights under this Agreement. The Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full. The Secured Party may apply the Collateral against the Obligations in such order and manner as the Secured Party may elect in its sole discretion. To the maximum extent permitted by law, the Debtor waives all rights of marshalling, valuation, and appraisal in respect of the Collateral. Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall then be applied by the Secured Party against the Obligations in such order as the Secured Party shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided, however, that the Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

                  (b) The Secured Party may cause any or all of the Collateral held by it to be transferred into the name of the Secured Party or the name or names of the Secured Party's nominee or nominees.

                  (c) The Secured Party may exercise any and all rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

                  (d) The Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                  (e) On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

                  (f) For purposes of enabling the Secured Party to exercise its rights and remedies under this Section 6.1 and enabling the Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, the Debtor hereby grants to the Secured Party upon the occurrence of and during the continuance of an Event of Default an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, assign, license, or sublicense any of the Intellectual Property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of the Secured Party.

                  (g) The Secured Party may require that the Debtor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to the Secured Party or such other person as the Secured Party may designate pursuant to documents satisfactory to the Secured Party.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors, and permitted assigns, except that neither party hereto shall assign any of its rights or obligations under this Agreement except as permitted by the Transaction Documents.

         Section 7.3 Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in the manner and to the addresses specified in the Purchase Agreement.

         Section 7.5 Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the conflicts of laws rules thereof) and the applicable laws of the United States of America. Any action or proceeding against the Debtor under or in connection with this Agreement or the other Transaction Documents may be brought in any state or federal court in Dallas County, Texas. The Debtor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. The Debtor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 7.4 of this Agreement. Nothing in this Agreement or any other Transaction Document shall affect the right of the Secured Party to serve process in any other manner permitted by law or shall limit the right of the Secured Party to bring any action or proceeding against the Debtor or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by the Debtor against the Secured Party shall be brought only in a court located in Dallas County, Texas.

         Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Secured Party shall affect the representations and warranties or the right of the Secured Party to rely upon them.

         Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.9 Waiver of Bond. In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.11 Construction. The Debtor and the Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtor and the Secured Party.

         Section 7.12 Termination. If all of the Obligations shall have been paid and performed in full, the Secured Party shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the Liens created by this Agreement, and shall duly assign and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

         Section 7.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                 DEBTOR:

                                 MICRO-ASI, INC.


                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                                 SECURED PARTY:

                                 EPI TECHNOLOGIES, INC.


                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------




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


                                   Schedule 1

                               Locations of Assets






                EQUIPMENT AND INVENTORY


                                        Name and Address of Landlord of Premises
              Location                                (if any)


2901 Summit Avenue                            ProLogis Trust
Suite 400                                     2310 LBJ Freeway, Suite 200
Plano, Texas 75074                            Dallas, Texas  75234

                                   Schedule 2

                            Jurisdictions for Filing
                           UCC-1 Financing Statements



Dallas County, Texas

Texas Secretary of State

                                   Schedule 3

                              Intellectual Property

                                     PATENTS


          Owner of                 Country of            Application         Registration          Expiration
           Record                 Registration       or Registration No.    or Filing Date            Date
----------------------------- --------------------- ---------------------- ----------------- -----------------------


Micro-ASI                     U.S.                  5475317                12/12/95          12/23/13


Micro-ASI                     U.S.                  6064217                5/16/2000         12/23/13


                               PATENT APPLICATIONS

           Name of Agreement                        Patent/Company                       Date of Agreement
----------------------------------------  ------------------------------------  ------------------------------------


Fine Pitch Contact Device                 99124831.7/ P.R. of China             11/17/99

Fine Pitch Contact Device                 09/193,830 / U.S.                     11/17/98


                                   TRADEMARKS

     Owner of           Country of                                Application          Filing         Expiration
      Record           Registration           Trademark       or Registration No.       Date             Date
------------------- -------------------- -------------------- --------------------- ------------- --------------------

Micro-ASI           U.S.                 EPIK                 2039318               2/18/97       2/18/07